Exhibit 10.25

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OFFICE LEASE

Between

DOUGLAS EMMETT 2008, LLC,

a Delaware limited liability company

as Landlord

and

BLACKLINE SYSTEMS, INC.,

a California corporation

as Tenant

Dated

November 22, 2010

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OFFICE LEASE

BASIC LEASE INFORMATION

	Date:	November 22, 2010

	Landlord:	DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company

	Tenant:	BLACKLINE SYSTEMS, INC., a California corporation

SECTION

1.1	Premises:	21300 Victory Boulevard, Suite 1200, Woodland Hills, California 91367

1.4	Rentable Area of Premises:	Approximately 22,067 square feet

1.4	Usable Area of Premises:	Approximately 20,147 square feet

2.1	Term:	Commencing on the Commencement Date and expiring on the last day of the calendar month which is seventy-two (72) months following the Rent Commencement Date.

	Anticipated Term Commencement Date:	April 22, 2011 (as modified by Section 2.1)

	Rent Commencement Date:	September 15, 2011 (as modified by Section 2.1)

	Expiration Date:	The last day of the calendar month which is seventy-two (72) months following the Rent Commencement Date.

3.1	Fixed Monthly Rent:	$[***]

3.3	Fixed Monthly Rent Increase:	[***] per annum (commencing on the (one) 1 year anniversary of the Rent Commencement Date)

	Date of First Increase:	SEE SECTION 3.3

	Frequency of Increase:	Annually

3.7	Security Deposit:	$[***]

4.1	Tenant’s Share:	9.08% (based on a total Usable Area of the Building of approximately 221,981 square feet as of the date of this Lease)

4.2	Base Year for Operating Expenses:	2011

6.1	Use of Premises:	General office use consistent with the operation of a first-class office building in the Woodland Hills area

16.1	Tenant’s Address for Notices:

	Before the Commencement Date:	23586 Calabasas Road, Suite 103 Calabasas, California 91302 Attention: Controller

With copies of any default or breach notices to:

Brumer Law Group, P.C. 25000 Avenue Stanford, Suite 207 Valencia, California 91355 Attention: Ari Brumer, Esq.

i

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	After the Commencement Date:	21300 Victory Boulevard, Suite 1200, Woodland Hills, California 91367 Attention: Controller

With copies of any default or breach notices to:

Brumer Law Group, P.C. 25000 Avenue Stanford, Suite 207 Valencia, California 91355 Attention: Ari Brumer, Esq.

	Tenant’s Billing Address	21300 Victory Boulevard, Suite 1200, Woodland Hills, California 91367

	Contact:	Controller

	Landlord’s Address for Notices:	Douglas Emmett 2008, LLC c/o Douglas Emmett Management, LLC Director of Property Management 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401

20.5	Brokers:	For Landlord:

Douglas Emmett Management, LLC 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401

and

For Tenant:

CB Richard Ellis, Inc. 111 Universal Hollywood Drive, 27th Floor Universal City, California 91608 Attention, Matt Heyn

21.1	Parking Permits:	The right but not the obligation to purchase up to [***] parking permits for each one thousand (1,000) square feet of Usable Area in the Premises (i.e., [***] spaces as of the date of this Lease), of which up to a maximum of seven (7) permits shall be reserved spaces and the remaining shall be for unreserved spaces

Except as noted hereinbelow, the foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. The Section reference in the left margin of the Basic Lease Information exists solely to indicate where such reference initially appears in this Lease document. Except as specified hereinbelow, each such reference in this Lease document shall incorporate the applicable Basic Lease Information. However, in the event of any conflict between any reference contained in the Basic Lease Information and the specific wording of this Lease, the wording of this Lease shall control.

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OFFICE LEASE

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EXHIBITS

A —	Premises Plan

B —	Improvement Construction Agreement

B-1 —	Construction by Tenant During Term

C —	Rules and Regulations

D —	Memorandum of Lease Term Dates and Rent

E —	Intentionally Omitted

F —	Subordination, Non-Disturbance and Attornment Agreement

G —	Form of Letter of Credit

H —	Sign Criteria

I —	Janitorial Specifications

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OFFICE LEASE

This Office Lease (this “Lease”), dated November 22, 2010, is by and between DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company (“Landlord”), with an office at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and BLACKLINE SYSTEMS, INC., a California corporation (“Tenant”), with an office at 23586 Calabasas Road, Suite 103, Calabasas, California 91302.

ARTICLE 1

DEMISE OF PREMISES

Section 1.1 Demise. Subject to the covenants and agreements contained in this Lease, Landlord leases to Tenant and Tenant hires from Landlord, Suite Number 1200 (the “Premises”) on the twelfth (12th) floor, in the building located at 21300 Victory Boulevard, Woodland Hills, California 91367 (the “Building”). The configuration of the Premises is shown on Exhibit A, attached hereto and made a part hereof by reference.

Tenant acknowledges that it has made its own inspection of and inquiries regarding the Premises, subject to the terms and conditions this Lease. Therefore, except for the improvements to be completed by Landlord pursuant to Exhibit B, attached hereto and made a part hereof by reference, and subject to Landlord’s obligations under this Lease, and subject to any latent defects of which Tenant notifies Landlord in writing within eighteen (18) months after the date of substantial completion of the Improvements and the delivery of the Premises to Tenant, Tenant accepts the Premises in their “as-is” condition. Tenant further acknowledges that Landlord has made no representation or warranty, express or implied, except as are contained in this Lease and its Exhibits, regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant. Landlord shall, at its sole cost and expense, cause the Building’s electrical, plumbing, HVAC and elevator systems, and any other Building systems serving the Premises, to be in good working order and repair as of the Commencement Date.

The Building, the Building’s parking facilities, any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as Common Areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property”.

Section 1.2 Tenant’s Non-Exclusive Use. Subject to the contingencies contained herein, Tenant is granted the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms, parking facilities, lobbies and other public or Common Areas located on the Real Property (collectively, “Common Areas”). However, the manner in which such public and Common Areas are maintained and operated shall be at the reasonable discretion of Landlord, and Tenant’s use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time. Notwithstanding the foregoing, but subject to Landlord’s reservations of rights under Section 1.3, below, Tenant shall have exclusive use of all areas on the 12th floor of the Building, and any other full floor that Tenant leases in the Building.

Section 1.3 Landlord’s Reservation of Rights. Landlord specifically reserves to itself use, control and repair of the structural portions of all perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs) and any space in and/or adjacent to the Premises used for the Building’s shafts, stairways (other than any internal stairways within the Premises), pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the Premises. Landlord also specifically reserves to itself the following rights, subject to the terms and conditions of this Lease, and which Landlord shall exercise reasonably, and in a non-discriminatory manner, without interfering with any of Tenant’s rights under this Lease, and so long as Tenant’s access to and use of the Premises, Common Areas, parking areas, signage and rooftop equipment is not materially impaired thereby:

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(a) To designate all sources furnishing sign painting or lettering;

(b) To constantly have pass keys to the Premises;

(c) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, so long as Landlord’s granting of the same does not prohibit Tenant’s use of the Premises for Tenant’s Specified Use, as defined in Article 6;

(d) To enter the Premises at any reasonable time with reasonable notice (except for emergencies) to inspect, repair, alter, improve, update or make additions to the Premises or the Building so long as Tenant’s access to and use of the Premises is not materially impaired thereby;

(e) During the last six (6) months of the Term, to exhibit the Premises to prospective future tenants upon not less than 24 hours prior notice;

(f) Subject to the provisions of Article 12, to, at any time, and from time to time, whether at Tenant’s request or pursuant to governmental requirement, repair, alter, make additions to, improve, or decorate all or any portion of the Real Property,

Building or Premises at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not materially impaired thereby. In connection therewith, and without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild all or any part of the lobby of the Building as the same is presently or shall hereafter be constituted;

(g) Subject to the provisions of Article 12, Landlord reserves the right to make alterations or additions to or change the location of elements of the Real Property and any Common Areas appurtenant thereto at any reasonable time with reasonable notice (except for emergencies), and to access any utility closet or storage areas or restrooms, so long as Tenant’s access to and use of the Premises is not materially impaired thereby; and/or

(h) To take such other actions as may reasonably be necessary when the same are required to preserve, protect or improve the Premises, the Building, or Landlord’s interest therein at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not materially impaired thereby.

Notwithstanding the foregoing or anything to the contrary set forth in this Lease, upon notice to Landlord Tenant may from time to time designate certain areas of the Premises as “Secured Areas” as Tenant’s business may require such areas for the purpose of securing certain valuable property or confidential information or for regulatory purposes. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency or unless Landlord is accompanied by a Tenant escort, to the extent an escort is reasonably available. Landlord shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building systems or structure or required in order to make repairs affecting areas outside of Tenant’s Premises; (ii) required by applicable laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

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Section 1.4 Area. Landlord and Tenant agree that the usable area (the “Usable Area”) of the Premises has been measured using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”), as a guideline, and that Landlord is utilizing a deemed add-on factor of [***]% to compute the rentable area (the “Rentable Area”) of the Premises. Rentable Area herein is calculated as [***] times the estimated Usable Area, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than [***]% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area. Landlord and Tenant further agree that even if the Rentable or Usable Area of the Premises and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of this Lease, the figures stated herein shall be conclusively deemed to be the actual Rentable or Usable Area of the Premises, as the case may be.

Section 1.5 Quiet Enjoyment. So long as Tenant is not in default under this Lease beyond all applicable notice and cure periods with regard to keeping, observing and performing all of the covenants, agreements, terms, provisions and conditions of this Lease on its part to be kept, observed and performed, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term.

Section 1.6 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other ordinary incidents to new construction of improvements on lands adjacent to the Building, whether or not by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

ARTICLE 2

COMMENCEMENT DATE AND TERM

Section 2.1 Commencement Date and Term. The term of this Lease (“Term”) shall commence the next day after the date Landlord substantially completes the Improvements contemplated under Exhibit B in accordance with the terms and conditions of this Lease, and delivers possession of the Premises to Tenant in broom-clean condition and free of any tenancies (the “Commencement Date”), and shall end, unless sooner terminated as otherwise provided herein, at 11:59 p.m. on the last day of the calendar month that is seventy-two (72) months after the Rent Commencement Date (the “Termination Date”). The anticipated Commencement Date is April 22, 2011, and Landlord shall use commercially reasonable efforts to have the Commencement Date occur as soon as reasonably practicable on or before April 22, 2011. Landlord shall deliver the Premises to Tenant in accordance with the terms and conditions of this Lease upon the next day after the date Landlord substantially completes the Improvements contemplated under Exhibit B in accordance with the terms and conditions of this Lease (subject to the following paragraph). The Rent Commencement Date shall be the later of the Commencement Date or September 15, 2011, subject to extension, as set forth below (“Rent Commencement Date”). Tenant shall be entitled to possess, occupy, improve and use the entire Premises as of the Commencement Date and Tenant shall have no obligation to pay Fixed Monthly Rent until the Rent Commencement Date. Tenant shall pay parking charges and all other amounts due to Landlord (if any) during such period of beneficial occupancy prior to the Rent Commencement Date, subject to any discounts or abatement of parking provided for under the terms of this Lease.

Landlord, subject to the terms of this paragraph, shall grant Tenant access to the Premises up to approximately thirty (30) days prior to the Commencement Date, solely for the purpose of installing Tenant’s furniture, fixtures and equipment, computer and telephone cabling (the “Access Period”). Tenant’s access to the Premises shall be for the purposes herein stated such access shall not interfere with or delay construction of the Improvements. During the Access Period, if any, Tenant shall be subject to Landlord’s reasonable administrative control and supervision and Tenant shall comply with all of the provisions and covenants contained in this Lease, except that Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent until the Rent Commencement Date (as defined above).

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In the event of any Tenant Delay (as such term is defined in Exhibit B), in addition to any other remedies available to Landlord under this Lease or applicable law, the Commencement Date shall be deemed to be the next day after the date the Improvements would have been substantially completed had no such Tenant Delay occurred. In the event of any Landlord Delay (as such term is defined in Exhibit B), in addition to any other remedies available to Tenant under this Lease or applicable law, the Rent Commencement Date shall be delayed day for day for each day of such Landlord Delay(s), but only if such Landlord Delay (when aggregated with all other Landlord Delays, if any) causes a delay in the construction of the Improvements such that substantial completion occurs on or after May 22, 2011.

Landlord and Tenant shall promptly execute an amendment to this Lease (the “Memorandum”) substantially in the form attached hereto as Exhibit D, confirming the finalized Commencement Date and Term as soon as they are determined. Tenant shall execute the Memorandum and return it to Landlord within fifteen (15) business days after receipt thereof. Failure of Tenant to timely execute and deliver the Memorandum shall constitute an acknowledgement by Tenant that the statements included in such Memorandum are true and correct. For purposes of establishing the Commencement Date, substantial completion shall be defined as that point in the construction process when a temporary certificate of occupancy or its substantial equivalent (such as a final signature card sign off from the City of Los Angeles) has been issued the applicable governmental authorities for Tenant’s use and occupancy of the entire Premises for the Specified Use (as defined in Section 6.1), and the Improvements, including, without limitation, the structural, mechanical, plumbing and electrical work specified herein has been performed in accordance with the terms and conditions of this Lease; the paint, carpet, hard flooring materials, and base moldings, if any, have been installed and substantially completed in accordance with the terms and conditions of this Lease, subject to punch list items which do not materially affect Tenant’s use of the Premises, and which punch list items shall be performed by Landlord within 30 days after such substantial completion.

Except as set forth in this Lease, if for any reason (including any Tenant Delay or Landlord’s inability to complete the Improvements called for hereunder) Landlord is unable to deliver possession of the Premises to Tenant on the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession. However, Tenant shall not be obligated to pay the Fixed Monthly Rent or Additional Rent that Tenant is required to pay pursuant to Section 3.1 until the Rent Commencement Date. Except for such delay in the commencement of Rent (but subject to any acceleration of the Commencement Date as a result of any Tenant Delay), and except as otherwise expressly set forth in this Lease, Landlord’s failure to give possession on the anticipated Commencement Date shall in no way affect Tenant’s obligations hereunder.

If possession of the Premises is not tendered by Landlord in accordance with the terms and conditions of this Lease, with substantial completion of the Improvements having occurred within ninety (90) days after the anticipated Commencement Date, then, subject to any Tenant Delay, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within ten (10) business days after such failure. Landlord shall have ten (10) business days after receipt of such notice to cure such failure and, if Landlord has not cured the matter within such time period (subject to any Tenant Delay), this Lease shall terminate upon a second (2nd) written notice from Tenant after such failure to cure. If such notice of termination is not so given by Tenant within said ten (10) business day time period, then this Lease shall continue in full force and effect.

Section 2.2 Holding Over. If Tenant fails to deliver possession of the Premises on the Termination Date, but holds over after the expiration or earlier termination of this Lease without the express prior written consent of Landlord, such tenancy shall be construed as a month to month tenancy on the same terms and conditions as are contained herein, except that the Fixed Monthly Rent payable by Tenant during such period of holding over shall automatically increase as of the Termination Date to an amount equal to one hundred twenty-five percent (125%) of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commences such holding over and, beginning on the sixty-first (61st) day after the Termination Date and continuing thereafter during any period of holding over, the Fixed Monthly Rent payable by Tenant shall increase to an amount equal to one hundred fifty percent (150%) of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commenced such holding over (with respect to the Fixed Monthly Rent due during either time period the “Holdover Rent”). During

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any period of holding over without Landlord’s consent, Tenant shall be obligated to pay Holdover Rent for a full calendar month whether or not Tenant remains in possession of the Premises for the entire calendar month and there shall be no pro-rata apportionment of Holdover Rent. Tenant’s payment of such Holdover Rent, and Landlord’s acceptance thereof, shall not constitute a waiver by Landlord of any of Landlord’s rights or remedies with respect to such holding over, nor shall it be deemed to be a consent by Landlord to Tenant’s continued occupancy or possession of the Premises past the time period covered by Tenant’s payment of the Holdover Rent.

Furthermore, if Tenant fails to deliver possession of the Premises to Landlord upon the expiration or earlier termination of this Lease, and Landlord has theretofore notified Tenant in writing that Landlord requires possession of the Premises for a succeeding tenant, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees and expenses) and liability resulting from such failure.

Notwithstanding the provisions contained hereinabove regarding Tenant’s liability for a continuing holdover, Landlord agrees to use commercially reasonable efforts to insert into any future lease of another tenant proposing to occupy the Premises provisions similar to those contained in Section 2.1, permitting mitigation of Tenant’s damages arising out of Tenant’s temporary holdover.

ARTICLE 3

PAYMENT OF RENT, LATE CHARGE

Section 3.1 Payment of Fixed Monthly Rent and Additional Rent. “Rent” shall mean: all payments of monies in any form whatsoever required under the terms and provisions of this Lease, and shall consist of:

(a) “Fixed Monthly Rent”, which shall be payable initially in equal monthly installments of $[***] beginning on the Rent Commencement Date (which initial Fixed Monthly Rent shall be calculated using a base rate of $[***] per rentable square foot for a Rentable Area of [***] square feet of the Premises), subject to (i) delay of the Rent Commencement Date in accordance with Section 2.1 of this Lease in the event of a Landlord Delay (but only if such Landlord Delay (aggregated with all other Landlord Delays, if any) causes a delay in the construction of the Improvements such that substantial completion occurs on or after May 22, 2011), and (ii) adjustment as provided in Section 3.3 of this Lease; plus

(b) Additional Rent as provided in Article 4 and elsewhere in this Lease.

(c) “Amortization Rent” which shall mean the total cost of Excess Improvements advanced by Landlord, if any, pursuant to Tenant’s request under the provisions of Section 2(b) of Exhibit B with interest thereon at the rate of [***] per annum, amortized on a straight-line basis over the Term, to be paid as and when Fixed Monthly Rent is paid.

Section 3.2 Manner of Payment. Tenant shall pay Fixed Monthly Rent and Additional Rent immediately upon the same becoming due and payable, without demand therefor, and without any abatement, set off or deduction whatsoever, except as may be expressly provided in this Lease. Landlord’s failure to submit statements to Tenant stating the amount of Fixed Monthly Rent or Additional Rent then due, including Landlord’s failure to provide to Tenant a calculation of the adjustment as required in Section 3.3 or the Escalation Statement referred to in Article 4, shall not constitute Landlord’s waiver of Tenant’s requirement to pay the Rent called for herein. Tenant’s failure to pay Additional Rent as provided herein shall constitute a material default equal to Tenant’s failure to pay Fixed Monthly Rent when due.

Rent shall be payable in advance on the first day of each and every calendar month throughout the Term, in lawful money of the United States of America, to Landlord at 21300 Victory Boulevard, Suite 285, Woodland Hills, California 91367, or at such other place(s) as Landlord designates in writing to Tenant. Tenant’s obligation to pay Rent shall begin on the Rent Commencement Date and continue throughout the Term, without abatement, setoff or deduction, except as otherwise specified hereinbelow.

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Concurrent with Tenant’s execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the Fixed Monthly Rent due for the first full month of following the Rent Commencement Date.

Section 3.3 Fixed Monthly Rent Increase. Commencing on the date that is the first (1st) calendar day of the fifth (5th) calendar month after the Rent Commencement Date, and continuing through the last calendar day of the tenth (10th) calendar month after the Rent Commencement Date, the Fixed Monthly Rent payable by Tenant shall increase from $[***] per month to $[***] per month (which Fixed Monthly Rent shall be calculated using a base rate of $[***] per rentable square foot for a Rentable Area of [***] square feet of the Premises). Notwithstanding anything to the contrary in this Lease, although certain amounts hereunder are payable based on a Rentable Area that is less than the Rentable Area for the entire Premises, the entire Premises shall be delivered to Tenant with substantial completion of the Improvements, and Tenant shall have the use and enjoyment of the entire Premises, as further set forth in Section 2.1 above.

Commencing on the date that is the first (1st) calendar day of the eleventh (11th) calendar month after the Rent Commencement Date, and continuing through the last calendar day of the twelfth (12th) calendar month after the Rent Commencement Date, the Fixed Monthly Rent payable by Tenant shall increase from $[***] per month to $[***] per month (which Fixed Monthly Rent shall be calculated using a base rate of $[***] per rentable square foot for a Rentable Area of the entire Premises).

Commencing on the date that is the first (1st) calendar day of the thirteenth (13th) calendar month after the Rent Commencement Date, and continuing through the last calendar day of the twenty-fourth (24th) calendar month after the Rent Commencement Date, the Fixed Monthly Rent payable by Tenant shall increase from $[***] per month to $[***] per month

Commencing on the date that is the first (1st) calendar day of the twenty-fifth (25th) calendar month after the Rent Commencement Date, and continuing through the last calendar day of the thirty-sixth (36th) calendar month after the Rent Commencement Date, the Fixed Monthly Rent payable by Tenant shall increase from $[***] per month to $[***] per month.

Commencing on the date that is the first (1st) calendar day of the thirty-seventh (37th) calendar month after the Rent Commencement Date, and continuing through the last calendar day of the forty-eighth (48th) calendar month after the Rent Commencement Date, the Fixed Monthly Rent payable by Tenant shall increase from $[***] per month to $[***] per month.

Commencing on the date that is the first (1st) calendar day of the forty-ninth (49th) calendar month after the Rent Commencement Date, and continuing through the last calendar day of the sixtieth (60th) calendar month after the Rent Commencement Date, the Fixed Monthly Rent payable by Tenant shall increase from $[***] per month to $[***] per month.

Commencing on the date that is the first (1st) calendar day of the sixty-first (61st) calendar month after the Rent Commencement Date, and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $[***] per month to $[***] per month.

Landlord and Tenant shall, in the Memorandum, confirm the actual dates upon which the changes in Fixed Monthly Rent specified above shall occur.

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Notwithstanding the foregoing, Tenant shall be permitted to defer [***] of the Fixed Monthly Rent due for each of the calendar months starting on [***] and continuing through and including the [***] anniversary of [***] (collectively, the amount of Fixed Monthly Rent deferred shall be referred to herein as the “Rent Deferral Amount”). So long as Landlord has not terminated this Lease prior to its then scheduled expiration date in accordance with the terms and conditions of this Lease as a result of a material default of Tenant under this Lease beyond all applicable notice and cure periods, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date; provided, however, that if Landlord has terminated this Lease prior to its then scheduled expiration date in accordance with the terms and conditions of this Lease as a result of a material default of Tenant under this Lease beyond all applicable notice and cure periods, then (a) Tenant shall pay to Landlord upon demand the entire Rent Deferral Amount due for the months of the Term prior to the occurrence of such material default, and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent.

Section 3.4 Tenant’s Payment of Certain Taxes. Tenant shall, within thirty (30) days following Tenant’s receipt of Landlord’s invoices, reimburse Landlord, as Additional Rent, for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord when:

(a) assessed on, measured by, or reasonably attributable to the cost or value of Tenant’s equipment, b) on or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax, or excise tax levied by the City or County of Los Angeles or any other governmental body with respect to the receipt of such rent (computed as if such rent were the only income of Landlord), but solely when levied by the appropriate City or County agency in lieu of, or as an adjunct to, such business license(s), fees or taxes as would otherwise have been payable by Tenant directly to such taxing authority. If it becomes unlawful for Tenant so to reimburse Landlord, the rent payable to Landlord under this Lease shall be revised to net Landlord the same rent after imposition of any such tax as would have been payable to Landlord prior to the imposition of any such tax.

Said taxes shall be due and payable whether or not now customary or within the contemplation of Landlord and Tenant. Notwithstanding the above, in no event shall the provisions of this Section 3.4 serve to entitle Landlord to reimbursement from Tenant for any federal, state, county or city income tax payable by Landlord or the managing agent of Landlord.

Section 3.5 Certain Adjustments. If:

(a) the Commencement Date occurs on other than January 1st of a calendar year, or this Lease expires or terminates on other than December 31st of a calendar year;

(b) the size of the Premises changes during a calendar year; or

(c) any abatement of Fixed Monthly Rent or Additional Rent occurs during a calendar year,

then the amount payable by Tenant or reimbursable by Landlord during such year shall be adjusted proportionately on a daily basis, and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.

If the Commencement Date occurs on other than the first day of a calendar month, or this Lease expires on a day other than the last day of a calendar month, then the Fixed Monthly Rent and Additional Rent payable by Tenant shall be appropriately apportioned on a prorata basis for the number of days remaining in the month of the Term for which such proration is calculated.

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If the amount of Fixed Monthly Rent or Additional Rent due is modified pursuant to the terms of this Lease, such modification shall take effect the first day of the calendar month immediately following the date such modification would have been scheduled.

Section 3.6 Late Charge and Interest. Tenant acknowledges that late payment by Tenant to Landlord of Fixed Monthly Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Fixed Monthly Rent or Additional Rent and other payment due from Tenant hereunder is not received by Landlord within seven (7) business days of the date it becomes due, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable settlement against the costs that Landlord will incur by reason of Tenant’s late payment. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

Every installment of Fixed Monthly Rent and Additional Rent and any other payment due hereunder from Tenant to Landlord which is not paid within twelve (12) days after the same becomes due and payable shall, in addition to any Late Charge already paid by Tenant, bear interest at the rate of ten percent (10%) per annum from the date that the same originally became due and payable until the date it is paid. Landlord shall bill Tenant for said interest, and Tenant shall pay the same within five (5) days of receipt of Landlord’s billing.

Notwithstanding the foregoing, Tenant shall not be assessed any late charge for the first late payment in each twelve (12) month period of the Term so long as Tenant pays such amount within five (5) business days of Tenant’s receipt of written notice from Landlord that such amount has not been paid.

Section 3.7 Security Deposit. Concurrent with Tenant’s execution and tendering of this Lease to Landlord, Tenant shall deposit the sum of $[***] (the “Security Deposit”), which amount Tenant shall thereafter at all times maintain on deposit with Landlord as security for Tenant’s full and faithful observance and performance of its obligations under this Lease (expressly including, without limitation, the payment as and when due of the Fixed Monthly Rent, Additional Rent and any other sums or damages payable by Tenant hereunder and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants or agreements). Landlord shall have the right to commingle the Security Deposit with its general assets and shall not be obligated to pay Tenant interest thereon.

If at any time Tenant defaults in the performance of any of its obligations under this Lease, after the expiration of notice and the opportunity to cure (if a notice and cure period is provided for under this Lease for the particular default), then, Landlord may:

(a) apply as much of the Security Deposit as may be necessary to cure Tenant’s non-payment of the Fixed Monthly Rent, Additional Rent and/or other sums or damages due from Tenant; and/or;

(b) if Tenant is in default of any of the covenants or agreements of this Lease; apply so much of the Security Deposit as may be necessary to reimburse all expenses incurred by Landlord in curing such default; or

(c) if the Security Deposit is insufficient to pay the sums specified in Section 3.7 (a) or (b), elect to apply the entire Security Deposit in partial payment thereof, and proceed against Tenant pursuant to the provisions of Article 17 and Article 18 herein.

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Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 18 below, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease beyond all applicable notice and cure periods by Tenant. If, as a result of Landlord’s application of any portion or all of the Security Deposit as may be expressly permitted hereunder, the amount held by Landlord declines to less than $[***], Tenant shall, within ten (10) days after demand therefor, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Security Deposit to the amount specified hereinabove. Tenant’s failure to deposit said amount shall constitute a material breach of this Lease.

At the expiration or earlier termination of this Lease, Landlord shall deduct from the Security Deposit being held, as may be expressly permitted hereunder, on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of this Lease; and/or any costs required to cure Tenant’s default or performance of any other covenant or agreement of this Lease, and shall, within thirty (30) days after the expiration or earlier termination of this Lease, return to Tenant, without interest, all or such part of the Security Deposit as then remains on deposit with Landlord.

ARTICLE 4

ADDITIONAL RENT

Section 4.1 Certain Definitions. As used in this Lease:

(a) “Escalation Statement” means a statement by Landlord, setting forth the amount payable by Tenant or by Landlord, as the case may be, for a specified calendar year pursuant to this Article 4.

(b) “Operating Expenses” means the following in a referenced calendar year, including the Base Year as hereinafter defined, calculated assuming the Building is at least ninety-five percent (95%) occupied for purposes of calculating variable operating expenses: all costs of management, operation, maintenance, and repair of the Building.

By way of illustration only, Operating Expenses shall include, but not be limited to: management fees, which shall not exceed those reasonable and customary in the geographic area in which the Building is located; water and sewer charges; any and all insurance premiums not otherwise directly payable by Tenant; license, permit and inspection fees; air conditioning (including repair of same); heat; light; power and other utilities; steam; labor; cleaning and janitorial services; guard services; supplies; materials; equipment and tools.

Operating Expenses shall also include the cost or portion thereof of those capital improvements made to the Building by Landlord during the Term (the “Permitted CapEx”):

(i) To the extent that such capital improvements reduce other Operating Expenses, when the same were made to the Building by Landlord after the Rent Commencement Date, or

(ii) that are required under any governmental law or regulation that was not applicable to the Building as of the Rent Commencement Date.

Said capital improvement costs, or the allocable portion thereof (as referred to in clauses (i) and (ii) above), shall be amortized in equal, annual installments over the useful life of the subject capital improvement pursuant to generally-accepted accounting principles, together with interest on the unamortized balance at the rate of eight percent (8%) per annum.

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Operating Expenses shall also include all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments paid during a calendar year (or portion thereof) upon or with respect to the Building and the personal property used by Landlord to operate the Building, whether paid to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 3.4 for which Tenant or other tenants in the Building are liable) including fees of counsel and experts, reasonably incurred by, or reimbursable by Landlord in connection with any application for a reduction in the assessed valuation of the Building and/or the land thereunder or for a judicial review thereof, (collectively “Appeal Fees”), but solely to the extent that the Appeal Fees result directly in a reduction of taxes otherwise payable by Tenant. However, in no event shall the portion of Operating Expenses used to calculate any billing to Tenant attributable to real estate taxes and assessments for any expense year be less than the billing for real estate taxes and assessments during the Base Year. Notwithstanding anything to the contrary set forth in this Lease, the amount of taxes included in Operating Expenses for the Base Year and any subsequent year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with any reductions obtained by Landlord pursuant to California Proposition 8. Except as set forth in the preceding sentence, refunds of taxes, to the extent previously paid by Tenant to Landlord as part of Operating Expenses, shall be credited back to Tenant’s Operating Expenses due regardless of when received, based on the year to which the refund is applicable. Operating Expenses shall also include, but not be limited to, the premiums for the following insurance coverage: all-risk, structural, fire, boiler and machinery, liability, earthquake and for replacement of tenant improvements to a maximum of $35.00 per usable square foot, and for such other coverage(s), and at such policy limit(s) as Landlord deems reasonably prudent and/or are required by any lender or ground lessor, which coverage and limits Landlord may, in Landlord’s reasonable discretion, change from time to time.

If, in any calendar year following the Base Year, as defined hereinbelow (a “Subsequent Year”), a new expense item (e.g., earthquake insurance, concierge services; entry card systems), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted. However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.

Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included. However, if such expense item is again included in the Operating Expenses for any Subsequent Year, then the amount of said expense item originally included in the Base Year Operating Expenses shall again be added back to the Base Year Operating Expenses.

(c) Exclusions from Operating Expenses. Notwithstanding anything contained in the definition of Operating Expenses as set forth in

Subsection 4.1(b) of this Lease, Operating Expenses shall not include the following:

(i) The costs of repairs to the Building, if and to the extent that any such costs is actually reimbursed by the insurance carried by Landlord or otherwise, or subject to award under any eminent domain proceeding;

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(ii) Depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services. In such a circumstance, the inclusion of all depreciation, amortization and interest payments shall be determined pursuant to generally accepted accounting principles, consistently applied, amortized over the reasonably anticipated useful life of the capital item for which such amortization, depreciation or interest allocation was calculated;

(iii) Marketing costs, including leasing commissions, attorneys’ fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(iv) Expenses for services not offered to Tenant or for which Tenant is charged directly, whether or not such services or other benefits are provided to another tenant or occupant of the Building;

(v) Costs incurred due to Landlord’s or any tenant of the Building’s violation, other than Tenant, of the terms and conditions of any lease or rental agreement in the Building;

(vi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land thereunder;

(vii) Costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including, without limitation, reserves, general corporate overhead and administrative expense, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building;

(viii) Leasing advertising and promotional expenditures, and costs of leasing signs in or on the Building identifying the owner of the Building, or other tenants signs;

(ix) Electric, gas or other power costs for which (and only to the extent) Landlord has been directly reimbursed by another tenant or occupant of the Building, or for which any tenant directly contracts with the local public service company;

(x) Costs, including attorneys’ fees and settlement judgments and/or payments in lieu thereof, arising from actual or potential claims, disputes, litigation or arbitration pertaining to Landlord and/or the Building;

(xi) Costs incurred with respect to the installation of Tenant’s or other occupant’s improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Tenant or other occupants of the Building;

(xii) Tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Tenant’s nonpayment of rent;

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(xiii) Any charitable or political contributions;

(xiv) The purchase or rental price of any sculpture, paintings or other object of art (except for costs associated with any common area fountains), whether or not installed in, on or upon the Building;

(xv) Costs of repairs which would have been covered by casualty insurance but for Landlord’s failure to maintain casualty insurance to cover the replacement value of the Building as required by this Lease;

(xvi) Capital expenditures, including, without limitation, costs of capital repairs, replacements or improvements, except for the Permitted CapEx (but only to the extent of the amortized portion, as set forth in (b) above) expressly permitted to be included in Operating Expenses under the terms of subsections (b)(i) or (b)(ii) above;

(xvii) The assessment or billing of operating expenses that results in Landlord being reimbursed more than one hundred percent (100%) of the total expenses for the calendar year in question;

(xviii) Costs incurred in connection with the original construction of the Building or in connection with any major structural change in the Building, such as adding or deleting entire floors;

(xix) The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses include wages and/or benefits attributable to personnel above the level of Building manager or Building engineer;

(xx) Any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of Landlord for supplies, work and/or services, to the extent the same exceeds the costs of such supplies, work and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(xxi) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(xxii) Any management fee in excess of five percent (5%) of the total Rent for the Building or any fees or reimbursements payable to Landlord and/or its affiliates which exceed the amount which would normally be paid to comparable unaffiliated third party vendors at the Comparable Buildings (as defined below);

(xxiii) Rent for any office space occupied by Landlord’s management personnel to the extent the size or rental rate of of comparable first-class high-rise office buildings in Woodland Hills, California (“Comparable Buildings”), with adjustment where appropriate for the size of the applicable building;

(xxiv) Costs arising from the negligence or willful misconduct of Landlord or its agents, employees, affiliates, managers, members, contractors or representatives, or the material breach of this Lease by Landlord;

(xxv) All excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes and assessments to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building), or any taxes to the extent paid by Tenant directly to the taxing authority;

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(xxvi) Ground rental;

(xxvii) Costs Incurred to comply with applicable laws, or to otherwise remove or remediate, with respect to Hazardous Materials (as defined in Section 20.20 below); or

(xxviii) All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments if commercially reasonable, shall be paid by Landlord in the maximum number of installments permitted by law (or permitted without penalty or added cost or premium) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid.

(d) “Tenant’s Share” means 9.08% (based on a total Usable Area of the Building of approximately 221,981 square feet as of the date of this Lease).

Section 4.2 Calculation of Tenant’s Share of Increases in Operating Expenses. If, commencing with the calendar year 2012, the Operating Expenses for any calendar year during the Term, or portion thereof, (including the last calendar year of the Term), have increased over the Operating Expenses for the calendar year 2011 (the “Base Year”), then within thirty (30) days after Tenant’s receipt of Landlord’s computation of such increase (an “Escalation Statement”), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the product obtained by multiplying such increase by Tenant’s Share. Landlord shall use commercially reasonable efforts to deliver the Escalation Statement in or prior to the third calendar quarter of each calendar year during the Term. Tenant shall have no obligation to pay Operating Expenses for the period beginning on the Rent Commencement Date and continuing for twelve months thereafter.

Notwithstanding any provision of this Lease to the contrary, the increase in total Operating Expenses (excluding from any limits imposed under this grammatical paragraph (i) all utilities of any kind, (ii) insurance premiums and costs of any kind, (iii) all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments and (iv) any labor costs, such as but not limited to janitorial or security services, that are subject to a collective bargaining agreement (or over which Landlord has no reasonable control), none of which shall be subject to a cap (“Uncontrollable Expenses”)), shall be limited to [***] on a cumulative basis per calendar year (the “Expense Cap”). If the amount of Operating Expenses (excluding the Uncontrollable Expenses), for any single calendar year exceeds the Expense Cap, Landlord may accrue the difference between the Expense Cap and the actual percentage increase for that calendar year, and add said difference to the Operating Expenses for the following calendar year, subject to the maximum [***] cap (when including the addition of such difference) during such year.

Landlord may, at or after the start of any calendar year subsequent to the Base Year, notify Tenant of the amount which Landlord reasonably estimates will be Tenant’s monthly share of any such increase in Operating Expenses for such calendar year over the Base Year and the amount thereof shall be added to the Fixed Monthly Rent payments required to be made by Tenant in such year. If Tenant’s Share of any such increase in rent payable hereunder as shown on the Escalation Statement is greater or less than the total amounts actually billed to and paid by Tenant during the year covered by such statement, then within thirty (30) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall either receive a credit against any Fixed Monthly Rent and/or Additional Rent next accruing for any sum owed Tenant, or if Landlord’s Escalation Statement is rendered after the expiration or earlier termination of this Lease and indicates that Tenant’s estimated payments have exceeded the total amount to which Tenant was obligated, then provided that Landlord is not owed any other sum by Tenant, Landlord shall issue a cash refund to Tenant within thirty (30) days after Landlord’s completion of such Escalation Statement.

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Section 4.2.1. In the event Tenant disputes the amount of Additional Rent set forth in the Escalation Statement, then Tenant may, within two hundred ten (210) days after Tenant receives the subject Escalation Statement, engage an independent certified public accountant (which accountant shall not be working on the audit hereunder on a contingency fee basis) (the “Audit Accountant”), designated and paid for by Tenant (subject to the terms of this Section 4.2.1 below), to inspect Landlord’s records with respect to such Escalation Statement at the offices of Landlord where such records are customarily maintained or at such other location reasonably selected by Landlord provided that:

(a) Tenant is not then in default under this Lease beyond all applicable notice and cure periods;

(b) Tenant provides Landlord with written notice of the dispute, which notice shall state with reasonable particularity the basis for the dispute, the amount at issue and identifying the accountant engaged or to be engaged by Tenant;

(c) Tenant has paid all amounts that are required to be paid under the applicable Escalation Statement;

(d) Such inspection is conducted during normal business hours (with such inspection to be completed within a commercially reasonable period of time) at time(s) reasonably designated by Landlord;

(e) Tenant and Tenant’s agents shall, in a writing delivered to Landlord, agree in advance of such inspection to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records (including, without limitation, no photocopying);

(f) Prior to any inspection of Landlord’s records, Tenant and Tenant’s agents execute a commercially reasonable confidentiality agreement regarding such inspection and deliver an original of the same to Landlord; and

(g) Tenant’s failure to provide written notice to Landlord in accordance with clause b), above, within two hundred ten (210) days after Tenant’s receipt of the applicable Escalation Statement shall be deemed to be Tenant’s approval of such statement and, in case of such failure, Tenant, after the expiration of such two hundred ten (210)-day period, shall have waived its right to dispute the amounts set forth in such statement.

If, after such inspection, if any, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that the Operating Expenses (for the Building as a whole) were overstated in the applicable Escalation Statement by more than five percent (5%), then the fees and expenses of the Audit Accountant, the Accountant and all other costs of such determination shall be paid for by Landlord. However, if the Operating Expenses (for the Building as a whole) were overstated in the applicable Escalation Statement by five percent (5%) or less, or was in fact understated, the Tenant shall promptly pay the fees and expenses of the Accountant and all other costs of such determination (including, without limitation, the amount of Operating Expenses owed to Landlord as evidenced by the inspection). Any reconciliation of charges set forth in the Escalation Statement, which is necessitated by the inspection, shall be paid or credited by Tenant or Landlord, as applicable, in accordance with this Section 4.2.1. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Operating Expenses payable by Tenant shall be as set forth in this Section 4.2.1 and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Operating Expenses payable by Tenant.

Section 4.3 Tenant’s Payment of Direct Charges as Additional Rent. Any other cost, expense, charge, amount or sum (other than Fixed Monthly Rent and the Security Deposit) payable by Tenant as provided in this Lease shall also be considered Additional Rent.

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ARTICLE 5

ETHICS

Section 5.1 Ethics. Landlord and Tenant agree to conduct their business or practice in compliance with any appropriate and applicable codes of professional or business practice.

ARTICLE 6

USE OF PREMISES

Section 6.1 Use. The Premises shall only be used for general office use consistent with the operation of a first-class office building in the Woodland Hills area (the “Specified Use”) and for no other purposes, without Landlord’s prior written consent, which consent shall be in Landlord’s sole discretion. Any proposed revision of the Specified Use by Tenant shall be for a use consistent with those customarily found in first-class office buildings. Reasonable grounds for Landlord withholding its consent shall include, but not be limited to:

(a) the proposed use will place a disproportionate burden on the Building systems;

(b) the proposed use is for governmental or medical purposes or for a company whose primary business is that of conducting boiler-room type transactions or sales;

(c) the proposed use would generate excessive foot traffic to the Premises and/or Building.

So long as Tenant is in control of the Premises, Tenant covenants and agrees that it shall not use, suffer or permit any person(s) to use all or any portion of the Premises for any purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the City or County of Los Angeles, or other lawful authorities having jurisdiction over the Building.

Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them. Tenant shall not use or allow the Premises to be used for any pornographic or violent purposes, nor shall Tenant cause, commit, maintain or permit the continuance of any unreasonable nuisance or waste in, on or about the Premises. Tenant shall not use the Premises in any manner that in Landlord’s reasonable judgment would materially and adversely unreasonably affect or interfere with any services Landlord is required to furnish to Tenant or to any other tenant or occupant of the Building, or that would interfere with or obstruct the proper and economical rendition of any such service.

Section 6.2 Exclusive Use. Landlord represents that Tenant’s Specified Use of the Premises does not conflict with exclusive use provisions granted by Landlord in other leases for the Building. Landlord further agrees that it shall, in the future, not grant an exclusive use privilege to any other tenant in the Building that will prevent Tenant from continuing to use the Premises for its Specified Use.

Tenant acknowledges and agrees that it shall not engage in any of the uses specified hereinbelow, for which Landlord has already granted exclusive rights: None.

Provided that Tenant has received written notice of the same from Landlord, and further provided that Landlord does not grant a future exclusive use right that prohibits Tenant from engaging in the Specified Use, then Tenant agrees that it shall not violate any exclusive use provision(s) granted by Landlord to other tenants in the Building.

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Section 6.3 Rules and Regulations. Tenant shall observe and comply with the rules and regulations set forth in Exhibit C, and such other and further reasonable and non-discriminatory rules and regulations as Landlord may make or adopt and communicate to Tenant in writing at any time or from time to time, when said rules, in the reasonable judgment of Landlord, may be necessary or desirable to ensure the first-class operation, maintenance, reputation or appearance of the Building. However, if any conflict arises between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control.

Provided Landlord makes commercially reasonable efforts to seek compliance by all occupants of the Building with the rules and regulations adopted by Landlord, Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with said rules and regulations.

ARTICLE 7

CONDITION UPON VACATING & REMOVAL OF PROPERTY

Section 7.1 Condition upon Vacating. At the expiration or earlier termination of this Lease, Tenant shall:

(a) terminate its occupancy of, quit and surrender to Landlord, all or such portion of the Premises upon which this Lease has so terminated, broom-clean and in the same condition as received except for:

(i) ordinary wear and tear, or

(ii) loss or damage by fire or other casualty, and any other loss or damage resulting from Landlord’s material breach of this Lease; and

(b) surrender the Premises free of any and all debris and trash and any of Tenant’s personal property, furniture, fixtures and equipment that do not otherwise become a part of the Real Property, pursuant to the provisions contained in Section 7.2 hereinbelow; and

(c) at Tenant’s sole expense, forthwith and with all due diligence remove any of the initial Improvements installed pursuant to Exhibit B attached hereto and any Tenant Change (as defined in Section 12.12 of this Lease), repair any damage caused thereby and restore the affected area to the condition existing at the time of installation (reasonable wear and tear and casualty damage excepted) but only in the event the subject portion of the initial Improvements or Tenant Change is not a general office improvement and is an over-standard improvement of the type that owners of Comparable Buildings would require to be removed at the expiration or earlier termination of leases (such as but not limited to vaults, chandeliers, interior staircases, mechanical units, security devices, low voltage cabling, specialty doors and locks, audio/visual equipment, floor cores, telephone racks, floor anchors, raised flooring, and supplemental air conditioning systems serving the Premises) and (i) such removal was requested by Landlord (in Landlord’s sole and absolute discretion) at the time the plans for such Improvements or Tenant Change are reviewed by Landlord or (ii) the subject Improvement or Tenant Change was made without Landlord’s approval (if approval was required under the terms of this Lease). If Tenant fails to complete such removal and/or restoration and/or to repair any damage caused by the removal or restoration of any of the initial Tenant Improvements or Tenant Change (provided Tenant is required to do so by the express terms of this Lease), Landlord may do so and may charge the cost thereof to Tenant or deduct the cost from the Security Deposit under Section 3.7 of this Lease.

If a Tenant Change does not require Landlord’s prior consent under Section 12.12 of this Lease, Tenant shall request that Landlord review the plans for such Tenant Change solely to determine whether Landlord will require removal, repair and restoration under this Section 7.1 (c). Landlord shall respond to such notice within ten (10) business days after receipt or shall be deemed to have waived its right to request removal, repair and restoration. Tenant shall remove any (1) data, telecom and other cabling and wiring installed by or for Tenant in the Premises (including any of the same installed above the ceiling plenum), and (2) security system or devices installed by Tenant, in either case whether or not the installation was performed as part of the initial Improvements constructed in the Premises or after such time, and Tenant shall repair any damage caused by such removal.

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Section 7.2 Tenant’s Property. All fixtures, equipment, improvements and installations attached or built into the Premises at any time during the Term (other than Tenant’s personal property, equipment and trade fixtures) shall, at the expiration or earlier termination of this Lease, be deemed the property of Landlord; become a permanent part of the Premises and remain therein. However, provided after such removal Tenant restores the Premises to the condition existing prior to installation of Tenant’s trade fixtures, personal property or equipment, Tenant shall be permitted, at Tenant’s sole expense, to remove said trade fixtures, personal property and equipment.

The provisions of this Article 7 shall survive the expiration or earlier termination of this Lease.

ARTICLE 8

UTILITIES AND SERVICES

Section 8.1 Normal Building Hours / Holidays. The “Normal Business Hours” of the Building, during which Landlord shall furnish the services specified in this Article 8 are defined as 8:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday, any one or more Holiday(s) excepted.

The “Holidays” which shall be observed by Landlord in the Building are defined as: New Years Day, Presidents’ Day, Memorial Day, the 4th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (each individually a “Holiday”). Tenant acknowledges that the Building shall be closed on each and every such Holiday, and Tenant shall not be guaranteed access to Landlord or Landlord’s managing agent(s) on each such Holiday, but shall still have access to the Building, Premises and parking areas.

Section 8.2 Access to the Building and General Services. Subject to Force Majeure and any power outage(s) which may occur in the Building when the same are out of Landlord’s reasonable control, Landlord shall furnish the following services to the Premises twenty-four (24) hours per day, seven days per week:

(a) during Normal Business Hours, bulb replacement for building standard lights;

(b) access to and use of the parking facilities for persons holding valid parking permits;

(c) access to and use of the elevators and Premises;

(d) use of electrical lighting on an as-needed basis within the Premises; and

(e) use of a reasonable level of water for kitchen and toilet facilities in the Premises and Common Area bathrooms.

Section 8.3 Janitorial Services. Landlord shall furnish the Premises with reasonable and customary janitorial services five (5) days per business week, after Normal Business Hours except when the Building is closed on any Holiday. Landlord shall retain the sole discretion to choose and/or revise the janitorial company providing said services to the Premises and/or Building. Landlord’s janitorial services as provided as of the date of this Lease are set forth on Exhibit I attached hereto, which specifications may be revised during the Term as long as the janitorial services provided to the Premises and Building are comparable to the services provided to Comparable Buildings. Any janitorial service engaged by Landlord shall perform background checks on any personnel that will access Tenant’s Premises.

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Section 8.4 Security Services. Tenant acknowledges that Landlord currently provides uniformed guard service to the Building from 7:00 a.m. to 11:00 p.m., Sunday through Saturday (including Holidays) solely for the purposes of providing surveillance of, and information and directional assistance to persons entering the Building. The Building is accessible only with an access key card after Normal Business Hours.

Tenant acknowledges that such guard service shall not provide any measure of security or safety to the Building or the Premises, and that Tenant shall take such actions as it may deem necessary and reasonable to ensure the safety and security of Tenant’s property or person or the property or persons of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders. Tenant agrees and acknowledges that, except in the case of the negligence or willful misconduct of Landlord or its directors, employees, officers, partners or shareholders, Landlord shall not be liable to Tenant in any manner whatsoever arising out of the failure of Landlord’s guard service to secure any person or property from harm.

Tenant agrees and acknowledges that Landlord, in Landlord’s sole discretion, shall have the option, but not the obligation to add, decrease, revise the hours of and/or change the level of services being provided by any guard company serving the Building. Tenant further agrees that Tenant shall not engage or hire any outside guard or security company without Landlord’s prior written consent, which shall be in Landlord’s sole discretion. In any event, Landlord shall provide security at a level commensurate with that provided at the Comparable Buildings and any security service engaged by Landlord shall perform background checks on any security personnel that will have access to Tenant’s Premises.

Tenant, at its sole cost and expense, shall have the right to install a Building standard Premises keycard security access system, subject to Landlord’s prior review and reasonable approval of all specifications for the same, and which security system: (i) shall be located within the Premises, (ii) is compatible with Landlord’s security system, (iii) is independent of and which does not adversely affect, Landlord’s security system, and shall provide for Landlord to have at Tenant’s sole expense, a “key-override” on the Building’s master key system access and any other reasonable access required to the Premises (e.g. during emergencies and for janitorial service but, otherwise, only upon reasonable prior notice to Tenant), and (iv) which does not create a “Design Problem,” as that term is defined herein. A “Design Problem” is a component of the system that (a) would have an adverse affect on the Building or Building Systems (b) does not comply with applicable law (c) interferes unreasonably with another occupant’s normal and customary business or (d) affects (other than permitted signage) the exterior appearance of the Building. Further, on or before the expiration or earlier termination of the Lease, Tenant at its sole expense shall remove Tenant’s security system together with all service wiring, cabling and related devices and shall repair any damage caused by such removal, and restore the Premises to the condition existing prior to installation of Tenant’s Security System.

Section 8.5 Utilities. During Normal Business Hours Landlord shall furnish a reasonable level of water, heat, ventilation and air conditioning (“HVAC”), and a sufficient amount of electric current to provide customary business lighting and to operate ordinary office business machines, such as a single personal computer and ancillary printer per [***] rentable square feet contained in the Premises, facsimile machines, small copiers customarily used for general office purposes, and such other equipment and office machines as do not result in above-standard use of the existing electrical system. So long as the same remain reasonably cost competitive, Landlord shall retain the sole discretion to choose the utility vendor(s) to supply such services to the Premises and the Building.

As part of Operating Expenses, Landlord shall provide the Premises with electrical capacity for normal office lighting and equipment, which shall be no less than 5.5 watts per square foot of Rentable Area, on a demand load basis, over a one year period, averaged twenty four (24) hours per day, seven (7) days per week. Subject to the preceding sentence, Tenant shall not use in the Premises any above-standard equipment that, in the aggregate with Tenant’s other electrical equipment in the Premises, consumes unreasonably above-standard levels of electricity or otherwise overloads the Building’s electrical systems or reasonably creates any safety hazards. Except with the prior written consent of Landlord, Tenant shall not connect any electrical equipment to the electrical system of the Building, except through electrical outlets already existing in the Premises, nor shall Tenant pierce, revise, delete or add to the electrical, plumbing, mechanical or HVAC systems in the Premises.

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Section 8.6 After Hours HVAC and/or Excess Utility Usage. If Tenant requires HVAC service during other than Normal Business Hours (“Excess HVAC”), Tenant shall make its request during Normal Business Hours via Landlord’s commercially reasonable system, which is currently administered by providing Excess HVAC access cards to the Tenant each with a user name and pass code, which users may call into a phone center which will prompt the caller to program their access to Excess HVAC. There shall be a one (1)-hour minimum charge for Excess HVAC when such Excess HVAC is ordered. Tenant’s request shall be deemed conclusive evidence of its willingness to pay Landlord’s reasonable costs of Excess HVAC, as determined by Landlord, in Landlord’s reasonable discretion, and shall be subject to increases based on actual increases in Landlord’s cost to provide Excess HVAC. As of the date of this Lease, Landlord’s cost for the twelfth (12th) floor Excess HVAC (and the after-hours charge to Tenant for Excess HVAC) is $[***] per hour.

Except with respect to Excess HVAC, if Tenant requires electric current in excess of the amounts specified hereinabove, water or gas in excess of that customarily furnished to the Premises as office space (“Excess Utility Use”), Tenant shall first procure Landlord’s prior written consent to such Excess Utility Use, which Landlord may reasonably refuse.

In lieu of Landlord’s refusal, Landlord may cause a meter or sub-meter to be installed to measure the amount of excess water, gas and/or electric current consumed by Tenant in the Premises. The reasonable cost of any such meter(s), and the installation, maintenance, and repair thereof, shall be paid by Tenant as Additional Rent.

After completing installation of said meter(s), and/or if Tenant requests Excess HVAC, then Tenant shall pay, as Additional Rent, within thirty (30) calendar days after Tenant’s receipt of Landlord’s billing, for the actual amounts of all water, steam, compressed air, electric current and/or Excess HVAC consumed in excess of the normal levels Landlord is required herein to provide. Said billing shall be calculated on the usage indicated by such meter(s), sub-meter(s), or Tenant’s written request therefor, and shall be issued by Landlord at the rates charged for such services by the local public utility furnishing the same, plus any additional expense reasonably incurred by Landlord in providing said Excess Utility Use and/or in keeping account of the water, steam, compressed air and electric current so consumed.

Section 8.6.1. Supplemental HVAC. Tenant may install one or more separate HVAC units (the “Supplemental HVAC”) in the Premises at Tenant’s sole cost and expense, subject to Landlord’s prior written approval of the plans and specifications (including, without limitation, the location of the Supplemental HVAC), which approval shall not be unreasonably withheld, conditioned or delayed; such approval by Landlord shall be deemed granted unless Landlord provides a reasonable disapproval or approval to Tenant prior to the sixth (6th) business day after Landlord’s receipt of such plan and specifications. Tenant shall pay for all costs of the use, maintenance, repair and (if necessary, as determined by Tenant, in Tenant’s sole and absolute discretion) the replacement of the Supplemental HVAC and any and all other costs of the Supplemental HVAC. Landlord shall not be responsible or liable in any way for the Supplemental HVAC, including for any failures of the Supplemental HVAC, except and to the extent caused by an act of negligence or willful misconduct by Landlord or any of the Landlord Parties. Landlord makes no representation or warranty regarding the Supplemental HVAC and whether it will perform in accordance with Tenant’s requirements. Without limiting the definition of an Abatement Event or Tenant’s rights with respect thereto, in no event shall any failure or deficiency in the Supplemental HVAC entitle Tenant to any offset or abatement of Rent and shall not be an “Abatement Event” under this Lease. Prior to any use of any Supplemental HVAC, Landlord may, in its sole discretion, cause a meter or sub-meter to be installed in accordance with Landlord’s reasonable guidelines for the same to measure the amount of electric current consumed by the Supplemental HVAC. Tenant shall pay any and all reasonable, out-of-pocket costs of the meter or submeter and the installation of the same within thirty (30) days demand by Landlord. Tenant shall pay the actual amount of the electrical current, calculated on the usage of said meter and based solely upon the applicable utility provider’s actual charges, with such charges due within thirty (30) days after Tenant receives Landlord’s invoice

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therefore, together with reasonably detailed supporting documentation, including, without limitation, from the applicable utility provider. The meter or submeter shall be read monthly by the Landlord’s Building management and billed directly to Tenant. Tenant shall enter into a maintenance contract covering the Supplemental HVAC with a vendor reasonably acceptable to Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause the Supplemental HVAC to be in good working order and repair at all times and to be in compliance with applicable law at all times. Tenant shall cause such vendor to perform preventative maintenance on the Supplemental HVAC on a commercially reasonable basis. Tenant will provide Landlord with a true, complete and correct copy of such maintenance contract. Tenant’s operation and maintenance of the Supplemental HVAC shall not unreasonably interfere with the quiet enjoyment of other tenants and occupants in the Building or the Project. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall, at Tenant’s sole expense, remove the Supplemental HVAC (and any cables or other ancillary equipment connected thereto) from the Premises and restore the affected areas to the condition existing as of the date of installation by Tenant in the Premises (reasonable wear and tear and casualty damage, and damage caused by Landlord or any of the Landlord Parties, excepted), all at Tenant’s sole cost and expense. Tenant shall repair any damage caused by such repair and restoration, at Tenant’s sole cost and expense. Any amounts to be paid to Landlord under this Section 8.6.1 shall be deemed Additional Rent under this Lease.

Section 8.7 Changes Affecting HVAC. Tenant shall also pay as Additional Rent for any additional costs Landlord incurs to repair any failure of the HVAC equipment and systems to perform their function when said failure arises out of or in connection with any change in, or alterations to, the arrangement of partitioning in the Premises after the Commencement Date, or from occupancy by, on average, more than [***] people for every one thousand (1,000) square feet of Usable Area in the Premises, or from Tenant’s failure to keep all HVAC vents within the Premises free of obstruction.

Section 8.8 Damaged or Defective Systems. Tenant shall give written notice to Landlord after Tenant becomes aware of any alleged damage to, or defective condition in any part or appurtenance of the Building’s sanitary, electrical, HVAC or other systems serving, located in, or passing through, the Premises. Provided that the repair or remedy of said damage or defective condition is within the reasonable control of Landlord, it shall be remedied by Landlord with reasonable diligence. Otherwise, Landlord shall make such commercially reasonable efforts as may be available to Landlord to effect such remedy or repair, but except in the case of Landlord’s negligence and/or willful misconduct or the negligence and/or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners, and/or shareholders, or the material breach of this Lease by Landlord, Landlord shall not be liable to Tenant for any failure thereof.

Tenant shall not be entitled to claim any damages arising from any such damage or defective condition nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless:

(a) the same was caused by Landlord’s (or its contractors’, agents’, employees’, managers’ or representatives’) negligence or willful misconduct or Landlord’s material breach of this Lease;

(b) the damage or defective condition has substantially prevented Tenant from conducting its normal business operations or obtaining access to at least fifty percent (50%) of the Premises or Tenant’s parking spaces; and

(c) Landlord shall have failed to commence the remedy thereof and proceeded with reasonable diligence to complete the same after Landlord’s receipt of notice thereof from Tenant.

Furthermore, if such damage or defective condition was caused by, or is attributed to, a Tenant Change not consented to by Landlord or the unreasonable or improper use of such system(s) by Tenant or its employees, licensees or invitees:

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(d) the cost of the remedy thereof shall be paid by Tenant as Additional Rent pursuant to the provisions of Section 4.3;

(e) in no event shall Tenant be entitled to any abatement of rent as specified in Section 8.9 below; and

(f) Tenant shall be estopped from making any claim for damages arising out of Landlord’s repair thereof.

Section 8.9 Limitation on Landlord’s Liability for Failure to Provide Utilities and/or Services. Except in the case of Landlord’s negligence or willful misconduct or the negligence or willful misconduct of Landlord’s agents, contractors, members, invitees, representatives, lenders, directors, employees, licensees, officers, partners or shareholders, Tenant hereby releases Landlord from any liability for damages, by abatement of rent or otherwise, for any failure or delay in furnishing any of the services or utilities specified in this Article 8 (including, but not limited to telephone and telecommunication services), or for any diminution in the quality or quantity thereof.

Subject to Tenant’s rights and remedies under this Lease, and provided the same is not caused by the negligence or willful misconduct or breach of this Lease by Landlord or any of the Landlord Parties, Tenant’s release of Landlord’s liability shall be applicable when such failure, delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by Landlord’s inability to secure electricity, gas, water or other fuel at the Building after Landlord’s reasonable effort to do so, by accident or casualty whatsoever, by act or default of Tenant or parties other than Landlord, or by any other cause beyond Landlord’s reasonable control. Subject to Tenant’s rights and remedies under this Lease, and provided the same is not caused by the negligence or willful misconduct or breach of this Lease by Landlord or any of the Landlord Parties, Tenant’s, such failures, delays or diminution shall never be deemed to constitute a constructive eviction or disturbance of Tenant’s use and possession of the Premises, or serve to relieve Tenant from paying Rent or performing any of its obligations under this Lease.

Furthermore, Landlord shall not be liable under any circumstances for a loss of, injury to, or interference with, Tenant’s business, including, without limitation, any loss of profits occurring or arising through or in connection with or incidental to Landlord’s failure to furnish any of the services or utilities required by this Article 8.

Notwithstanding the above, Landlord shall use commercially reasonable efforts to remedy any delay, defect or insufficiency in providing the services and or utilities required hereunder.

Notwithstanding the foregoing, if Tenant is prevented from using and does not use, the Premises or any portion thereof, as a result of Landlord’s failure to provide repairs, maintenance, services or utilities as required by this Lease (an “Abatement Event”), then Tenant may give Landlord notice of such Abatement Event and if such Abatement Event continues for five (5) consecutive business days after

Landlord’s receipt of any such Notice (the “Eligibility Period”), and such failure is not attributable to, or caused by, the acts of Tenant, then the Fixed Monthly Rent and Additional Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Monthly Rent and Additional Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of

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the Premises during such period and effectively conducts its business therein, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises and effectively conducts its business therein. Such right to abate Fixed Monthly Rent and Additional Rent shall be Tenant’s sole and exclusive monetary remedy at law or in equity for an Abatement Event. Notwithstanding the foregoing, if any additional Abatement Events (after the occurrence of a first Abatement Event) occur in any [***]month period, the Eligibility Period for any such subsequent Abatement Event shall commence on the [***] day of the Abatement Event, and, in the event of any such additional Abatement Event, regardless of when occurring, lasting for more than [***] consecutive days and covers substantially the entire Premises, then Tenant may, in its sole and absolute discretion, terminate this Lease, without penalty.

Section 8.10 Tenant Provided Services. Tenant shall make no contract or employ any labor for the maintenance, cleaning or other servicing of the structural portions of the Premises (collectively and individually a “Tenant Service”) without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not permit the use of any labor, material or equipment in the performance of any Tenant Service if the use thereof, in Landlord’s reasonable judgment, would unreasonably disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of any Tenant Service, improvements, fixtures and/or equipment in, on, upon or about the Premises.

ARTICLE 9

TENANT’S INDEMNIFICATION AND LIMITATION ON LANDLORD’S LIABILITY

Section 9.1 Tenant’s Indemnification and Hold Harmless. For the purposes of this Section 9.1, “Indemnitee(s)” shall jointly and severally refer to Landlord and Landlord’s agents, clients, directors, employees, officers, members, partners, and/or shareholders.

Tenant shall indemnify and hold Indemnitees harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable attorneys fees and costs incurred in the defense thereof) to which any Indemnitee may be subject or suffer when the same arise out of the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises, including any actions relating to the installation, placement, removal or financing of any Tenant Change, improvements, fixtures and/or equipment in, on, upon or about the Premises.

Tenant’s indemnification shall extend to any and all claims and occurrences, whether for injury to or death of any person or persons, or for damage to property, or otherwise, occurring during the Term or prior to the Commencement Date and to all claims arising from any condition of the Premises due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant or provision of this Lease, or from the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders.

Section 9.2 Nullity of Tenant’s Indemnification in Event of Negligence. Notwithstanding anything to the contrary contained in this Lease, Tenant’s indemnification shall not extend to the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, clients, directors, employees, officers, members, representatives, partners or shareholders, nor to such events and occurrences for which Landlord otherwise carries insurance coverage or for which Landlord is required to carry insurance under this Lease, or the material breach of this Lease by Landlord.

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Section 9.3 Tenant’s Waiver of Liability. Provided and to the extent that any injury or damage suffered by Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, officers, partners, and/or shareholders did not arise out of the breach of this Lease or negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, employees, officers, partners or shareholders, Tenant shall make no claim against Landlord and Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord with respect to or arising out of injury or damage to any person or property in or about the Premises by or from any cause whatsoever under the reasonable control or management of Tenant.

Section 9.4 Limitation of Landlord’s Liability. Tenant expressly agrees that, notwithstanding anything in this Lease and/or any applicable law to the contrary, the liability of Landlord and Landlord’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any successor in interest thereto (collectively and individually the “Landlord Parties”), and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, including, without limitation, all rents, profits, income, insurance, and condemnation proceeds.

Tenant specifically agrees that the Landlord Parties (not including Landlord) shall not have any personal liability therefor. Further, Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord specifically agrees that none of the Tenant Parties (as hereinafter defined but not including Tenant) shall have any personal liability. “Tenant Parties” shall mean Tenant’s agents, affiliates, lenders, directors, employees, licensees, officers, partners or shareholders, including any successor in interest thereto. Further, Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.

Section 9.5 Transfer of Landlord’s Liability. Tenant expressly agrees that, to the extent that any transferee assumes the obligations of Landlord hereunder in writing, and provided Landlord has either transferred the complete Security Deposit and Letter of Credit held pursuant to this Lease or refunded the same to Tenant as of the date of such transfer, then the covenants and agreements on the part of Landlord to be performed under this Lease which arise and/or accrue after the date of such transfer shall not be binding upon Landlord herein named from and after the date of transfer of its interest in the Building.

Section 9.6 Landlord’s Indemnification. Notwithstanding any contrary provision of this Lease, Landlord shall indemnify, and hold Tenant and Tenant’s agents, clients, directors, officers, partners, employees, shareholders, representatives, lenders, members, affiliates and contractors harmless from and against, any and all claims, causes of action, liabilities, losses, reasonable costs and expenses, including reasonable attorney’s fees and court costs, arising from or in connection with:

(a) Any activity occurring, or condition existing, at or in the Building and/or the Real Property (other than in the Premises) when such activity or condition is under the reasonable control of Landlord, except and to the extent the same is caused by the negligence or willful misconduct of Tenant or Tenant’s employees, agents, licensee, invitees, or contractors, or by Tenant’s breach or default in the performance of any obligation under this Lease;

(b) Any activity occurring, or condition existing in the Premises when and to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors; or

(c) Any material breach by Landlord of any of Landlord’s obligations under this Lease that extend after the expiration of any notice and cure period.

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This Section 9.6 shall survive the expiration or termination of this Lease.

ARTICLE 10

COMPLIANCE WITH LAWS

Section 10.1 Tenant’s Compliance with Laws. Tenant shall not use, permit to be used, or permit anything to be done in or about all or any portion of the Premises which will in any way violate any laws, statutes, ordinances, rules, orders or regulations duly issued by any governmental authority having jurisdiction over the Premises, or by the Board of Fire Underwriters (or any successor thereto) (collectively “Codes”).

Section 10.2 Tenant to Comply at Sole Expense. Tenant shall, at its sole expense, promptly remedy any violation of such Codes. Notwithstanding the foregoing, nothing contained in this Article 10 shall require or permit Tenant to make any exterior, structural or systems changes to the Premises or Building, unless such changes are required due to either Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders particular use of the Premises for purposes other than general office purposes consistent with a Class A office building, in which case any such change in use shall be subject to the restrictions specified in Section 6.1 of this Lease.

Section 10.3 Landlord’s Compliance With Law. Landlord shall comply with all laws applicable to Landlord and the Building.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

Section 11.1 Permission Required for Assignment or Sublet. Unless Landlord’s prior written consent has been given, which consent shall not be unreasonably withheld, conditioned and/or delayed (subject to the express provisions of this Article 11), this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law; nor shall Tenant:

(a) assign Tenant’s interest in this Lease; or

(b) sublet the Premises or any part thereof or permit the Premises or any part thereof to be utilized by anyone other than Tenant, whether as by a concessionaire, franchisee, licensee, permittee or otherwise (collectively, a “sublease”).

In addition, except for Transfers under clauses (a) or (b), Tenant shall not mortgage, pledge, encumber or otherwise transfer this Lease, the Term and/or estate hereby granted or any interest herein without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

Any assignment, mortgage, pledge, encumbrance, transfer or sublease (collectively, any “Transfer”) without Landlord’s prior written consent as may be required under this Article 11 shall be void.

Section 11.2 Affiliated Companies/Restructuring of Business Organization. Any contrary provision of this Article 11 notwithstanding, the assignment by Tenant of all of its rights under this Lease or the subletting by Tenant of all or any portion of the Premises to (i) a parent or subsidiary of Tenant, (ii) any person or entity which controls, is controlled by or under common control with Tenant, (iii) any entity which purchases all or substantially all of the assets or stock of Tenant, (iv) any entity into which Tenant is merged or consolidated, (v) any entity which results from the merger or consolidation of entities which control, are controlled by or under common control with Tenant, or (vi) the temporary use or occupancy of portions of the Premises by a party or parties in connection with the transaction of

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business with Tenant or with an entity which is controlled by, controls or is under common control with Tenant (all such persons or entities described in (i), (ii), (iii), (iv), (v) and (vi) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 11 and thus shall not be subject to Landlord’s prior consent, and Landlord shall not be entitled to any Net Rental Profit resulting therefrom, and shall not have any rights or remedies under or with respect to Section 11.4(iii) below (and no other right of recapture) in connection therewith, provided that:

(a) Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 11;

(b) Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

(c) The successor of Tenant or Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles, which is sufficient to meet the obligations of Tenant under this Lease;

(d) Any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee shall be deemed to have assumed all of the obligations of Tenant under this Lease with respect to that portion of the Premises which is the subject of such Transfer; and

(e) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease (based on the terms and conditions of this Lease existing at the time of the Transfer).

Section 11.3 Request to Assign or Sublease. If at any time during the Term, Tenant wishes to assign this Lease or any interest therein, or to sublet all or any portion of the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or sublease to be effective, Tenant shall give written notice to Landlord setting forth the name, address, and business of the proposed assignee or sublessee, business credit applications completed on Landlord’s commercially reasonable application forms, and information (including references and such financial documentation as Landlord shall reasonably prescribe) concerning the character and financial condition of the proposed assignee or sublessee, the effective date of the assignment or sublease, and all the material terms and conditions of the proposed assignment, and with reference solely to a sublease: a detailed description of the space proposed to be sublet, together with any rights of the proposed sublessee to use Tenant’s improvements and/or ancillary services with the Premises.

Section 11.4 Landlord’s Consent. In the case of an assignment and/or sublease requiring Landlord’s consent under this Article 11, Landlord shall have thirty (30) days after Tenant’s notice of assignment and/or sublease is received with the financial information reasonably requested by Landlord to advise Tenant of Landlord’s (i) consent to such proposed assignment or sublease, (ii) reasonable withholding of consent to such proposed assignment or sublease (together with detailed reasons therefor), or (iii) election to terminate this Lease, such termination to be effective as of the date of the commencement of the proposed assignment or subletting. If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or subtenant, and Tenant shall have no right to any of the rents or other consideration payable by such proposed assignee or subtenant under such other lease or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant. Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole and absolute discretion. Landlord and Tenant specifically agree that Landlord’s right to terminate this Lease under clause (iii) above is a material consideration for Landlord’s agreement to enter into this Lease and such right may be exercised in Landlord’s sole and absolute discretion and no test of reasonableness shall be applicable thereto.

Tenant acknowledges that Landlord’s consent shall be based upon the criteria listed in Sections 11.4 (a) through (e) below, and subject to Landlord’s right to reasonably disapprove of any proposed assignment and/or sublease, based on the existence of any condition contained within Section 11.5 hereinbelow. If Landlord provides its consent within the time period specified, Tenant shall be free to complete the assignment and/or sublet such space to the party contained in Tenant’s notice, subject to the following conditions:

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(a) The assignment and/or sublease shall be on substantially the same terms as were set forth in the notice given to Landlord;

(b) The assignment and/or sublease shall be documented in a written format that is reasonably acceptable to Landlord, which form shall specifically include the assignee’s and/or sublessee’s acknowledgement and acceptance of the obligation contained in this Lease, in so far as applicable;

(c) The assignment and/or sublease shall not be valid, nor shall the assignee or sublessee take possession of the Premises, or subleased portion thereof, until an executed duplicate original of such sublease and/or assignment has been delivered to Landlord;

(d) The assignee and/or sublessee shall have no further right to assign this Lease and/or sublease the Premises without Landlord’s consent, if and as required pursuant to the terms and conditions of this Article 11;

(e) In the event of any Transfer, Landlord shall receive as Additional Rent hereunder (and without affecting or reducing any other obligation of Tenant under this Lease) fifty percent (50%) of Tenant’s “Net Rental Profit” derived from such Transfer, as and when paid to and received by Tenant. In the event of a Transfer which is a sublease, “Net Rental Profit” shall mean all rent, Additional Rent or other consideration actually payable (in lieu of or in addition to rent) by Transferee in connection with the Transfer in excess of the Rent and Additional Rent and any other consideration payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant in connection with such Transfer for (i) advertising costs, (ii) any improvement allowance or other economic concessions (e.g., free rent, space planning allowance and moving expenses) paid by Tenant in connection with such Transfer, (iii) any brokerage commissions incurred by Tenant in connection with the Transfer, and (iv) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer. In the event of a Transfer other than a sublease, “Net Rental Profit” shall mean key money, bonus money or other consideration paid by the Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer, after deducting the reasonable expenses incurred by Tenant in connection with such Transfer, as described in the preceding sentence.

Section 11.5 Reasonable Grounds for Denial of Assignment and/or Sublease. Landlord and Tenant agree that, in addition to such other reasonable grounds as Landlord may assert for withholding its consent, it shall be reasonable under this Lease and any applicable law for Landlord to withhold its consent to any proposed Transfer, where any one or more of the following conditions exists:

(a) The proposed sublessee or assignee (a “Transferee”) is, in Landlord’s reasonable judgment, of a character or reputation which is not consistent with those businesses customarily found in a Class A office building;

(b) The Transferee is engaged in a business or intends to use all or any portion of the Premises for purposes which are not general office use and not consistent with those generally found in the Building or other Class A office buildings in the vicinity of the Building, provided, however, that in no event shall Landlord be permitted to decline Tenant’s request for a Transfer solely on the basis of said Transferee’s intent to change the Specified Use from that of Tenant, unless such proposed change shall violate any Exclusive Use provision already granted by Landlord;

(c) The Transferee is either a governmental agency or instrumentality thereof;

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(d) The Transfer will result in more than a reasonable and safe number of occupants within the Premises;

(e) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the sublease, if a sublessee, or this Lease, if an assignee, on the date consent is requested, or has demonstrated a prior history of credit instability or unworthiness;

(f) The Transfer will cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give another occupant of the Building a right to cancel its lease;

(g) Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee is engaged in bona fide ongoing negotiations with Landlord (which shall mean that Landlord has received a written proposal or counter-proposal for lease of the subject space) to lease comparable space (in size, quality and location) in the Building for a substantially similar term (and commencing at substantially the same time) at the time Tenant requests approval of the proposed Transfer; or

(h) The Transferee intends to use all or a portion of the Premises for medical procedures or for a primary business which is as a boiler-room type sales organization.

If Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant may exercise any remedy at law or in equity available to Tenant under applicable law, provided that Tenant hereby waives the remedy of termination of this Lease as a result of Landlord’s denial of consent to a proposed assignment of this Lease hereunder, as set forth in California Civil Code Section 1995.310(b).

Section 11.6 Tenant’s Continued Obligation. Any consent by Landlord to an assignment of this Lease and/or sublease of the Premises shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent by Landlord to any subsequent hypothecation, assignment, subletting, occupation or use by another person, and Tenant shall remain liable to pay the Rent and/or perform all other obligations to be performed by Tenant hereunder pursuant to the terms and conditions of this Lease existing as of the effective date of the Transfer. Landlord’s acceptance of Rent or Additional Rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Landlord’s consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

If any assignee or sublessee of Tenant or any successor of Tenant defaults in the performance of any of the provisions of this Lease, whether or not Landlord has collected Rent directly from said assignee or sublessee, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or other successor-in-interest.

Provided that in no event shall any further assignment, sublease, amendment or modification to this Lease serve to either increase Tenant’s liability or expand Tenant’s duties or obligations hereunder, or relieve Tenant of its liability under this Lease, then Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee, without notifying Tenant or any successor of Tenant, and without obtaining their consent thereto.

Section 11.7 Tenant To Pay Landlord’s Costs. If Tenant assigns or sublets the Premises and requests the consent of Landlord to any such assignment or subletting as may be required pursuant to Article 11 of this Lease, or if Tenant enters into a Financing as provided under Section 11.9 below, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do which requires Landlord’s consent pursuant to the terms and conditions of this Lease, whether or not Landlord shall grant consent thereto, then Tenant shall, within thirty (30) days after its receipt of Landlord’s written request therefor, pay to Landlord (a) the nonrefundable sum of $1,000.00 as reasonable consideration for

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Landlord’s considering and processing the applicable request, plus (b) the amount of reasonable legal fees incurred by Landlord in connection therewith, not to exceed $500.00 except in the event Tenant requests unusually excessive modifications to Landlord’s customary consent form documents (provided the same are commercially reasonable, and provided that similar changes are not generally requested by other comparable tenants), in which case such limit on attorney fees incurred shall be $3,000.00.

Section 11.8 Successors and Assigns. Subject to the provisions contained herein, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or under them.

Section 11.9 Equipment Financing; Subordination of Landlord’s Lien. With respect to any financing transaction entered into by Tenant (a “Financing”) pursuant to which the subject lender intends to obtain a security interest in all or portions of Tenant’s furniture, fixtures and equipment in the Premises (the “Collateral”), Landlord agrees to reasonably cooperate with Tenant and its lender at no cost to Landlord and Landlord agrees to subordinate (but not waive) all of its interest, if any, in the Collateral, subject to the terms and conditions of Landlord’s commercially reasonable form for such transaction. Tenant shall pay Landlord’s reasonable costs as provided above in Section 11.7.

ARTICLE 12

MAINTENANCE, REPAIRS, DAMAGE, DESTRUCTION, RENOVATION

AND/OR ALTERATION

Section 12.1 Tenant’s Obligation to Maintain. Subject to Landlord’s obligations under this Lease, and subject to casualty and condemnation, Tenant shall, at Tenant’s sole expense, maintain the Premises in good order and repair, and shall also keep clean any portion of the Premises which Landlord is not obligated to clean. Such obligation shall include the clean-out; repair and/or replacement of Tenant’s garbage disposal(s), Instant-Heat or other hot water producing equipment, if any, and the cleaning and removal of any dishes and/or food prior to the same becoming unsanitary.

Further, subject to Section 19.4 below, Tenant shall pay the cost of any injury, damage or breakage in, upon or to the Premises created by Tenant’s negligence or willful misconduct or the negligence or willful misconduct of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.

Subject to Tenant’s obligation to pay its share of Operating Expenses pursuant and subject to the terms and conditions of this Lease, Landlord shall make any repairs in the Premises, and maintain and repair, in a first-class manner, in compliance with all applicable laws, codes, rules, regulations and ordinances, and in a manner consistent with that at the Comparable Buildings, the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building (including the structural portion and exterior walls of the of Premises) and all other structural portions of the Building (including the Premises), the systems and equipment of the Building (including the Building systems serving the Premises) and the Improvements installed in the Premises. However, if such repairs, maintenance or cleaning are required due to Tenant’s negligence or willful misconduct or the negligence or willful misconduct of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, then, Tenant shall, within thirty (30) days after receipt of Landlord’s billing therefor, reimburse Landlord, as Additional Rent, for any expense of such repairs, cleaning and/or maintenance in excess of any insurance proceeds available for reimbursement thereof, subject to Section 19.4 below.

Notwithstanding any of the terms and conditions set forth in this Lease to the contrary, if Tenant provides written notice to Landlord of a “Self-Help Event” (as such term is defined below), which Self-Help Event materially and adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action (or to commence any process required to commence corrective action (such as but not limited to, the ordering of materials required to commence corrective action) within a commercially reasonable period of time (provided that in the case of an emergency where Tenant’s conduct of its business is materially and adversely affected, such time period shall

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be twenty-four (24) hours after Landlord’s receipt of notice) but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional five (5) business days’ notice specifying that Tenant is taking such required action (provided that such additional 5 business day period shall not apply in the event of an emergency). If such action was required under the terms and conditions of this Lease to be taken by Landlord and was not commenced by Landlord within such five (5) business day period and thereafter diligently pursued to completion (provided that no additional five (5) business days’ notice shall be required in the case of an emergency where Tenant’s conduct of its business is materially and adversely affected), then Tenant shall be entitled to perform such action as Tenant reasonably deems necessary, and shall be entitled to reimbursement by Landlord within thirty (30) days after Landlord’s receipt of paid invoices (or at Landlord’s election, in the form of an offset against Rent next due) of Tenant’s reasonable costs and expenses in taking such action. In the event Tenant takes such action, Tenant shall use only those contractors used and approved by Landlord in the Building for work unless such contractors are unwilling or unable to perform at competitive market rates, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Promptly following completion of any work taken by Tenant pursuant to the terms and conditions of this Section 12.1, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms and conditions of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by Arbitration to resolve the dispute in accordance with Section 20.17 of this Lease. If Tenant prevails in the arbitration, the amount of the award may be deducted by Tenant from the Rent next due and owing under this Lease. For purposes of this Section 19.1, a “Self-Help Event” shall mean an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance that is required within the Premises or with respect to systems and/or equipment which service the Premises (but only to the extent not involving entry into another occupant’s premises or a material disruption in the Building Common Areas or Building Systems).

Except for Tenant’s “Self-Help Right” Tenant hereby waives all right to make repairs at Landlord’s expense under the provisions of Section 1932(1), 1941 and 1942 of the Civil Code of California.

Section 12.2 Repair Period Notice. Tenant shall give prompt notice to Landlord of Tenant’s actual knowledge of any damage or destruction to all or any part of the Premises or Building resulting from or arising out of any fire, earthquake, or other casualty (individually or collectively a “Casualty”). The time periods specified in this Section 12.2 shall commence after Landlord receives said written notice from Tenant of the occurrence of a Casualty. After receipt of notice that a Casualty has occurred, Landlord shall, within the later of:

(a) thirty (30) days after the date on which Landlord determines the full extent of the damage caused by the Casualty, or

(b) thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, but

(c) in no event more than one hundred and twenty (120) days after the Casualty,

provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the “Repair Period Notice”). The Repair Period Notice shall also state, if applicable, Landlord’s election either to repair the Premises, or to terminate this Lease, pursuant to the provisions of Section 12.3, and if Landlord elects to terminate this Lease under Section 12.3, Landlord shall use commercially reasonable efforts to provide Tenant with a minimum period of ninety (90) days within which to fully vacate the Premises.

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Section 12.3 Landlord’s Option to Terminate or Repair. Notwithstanding anything to the contrary contained herein, Landlord shall have the option, but not the obligation to elect not to rebuild or restore the Premises and/or the Building if one or more of the following conditions is present:

(a) repairs to the Premises cannot reasonably be completed within one hundred and eighty (180) days after the date of the Casualty (when such repairs are made without the payment of overtime or other premiums);

(b) repairs required cannot be made pursuant to the then-existing laws or regulations affecting the Premises or Building, or the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty;

(c) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that all or such large a portion of the insurance proceeds be used to retire the mortgage debt, so that the balance of insurance proceeds remaining available to Landlord for completion of repairs shall be insufficient to repair said damage or destruction;

(d) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall terminate the mortgage, ground or underlying lease, as the case may be;

(e) provided Landlord has carried the coverage Landlord is required to obtain under Section 19.1 of this Lease, the damage and is not fully covered, except for deductible amounts, by Landlord’s insurance policies;

(f)more than thirty-three and one-third percent (33 1/3%) of the Building is damaged or destroyed, whether or not the Premises is affected, provided that Landlord elects to terminate all other leases for offices of a similar size in the Building.

If Landlord elects not to complete repairs to the Building or Premises, pursuant to this Section 12.3, Landlord’s election to terminate this Lease shall be stated in the Repair Period Notice, in which event this Lease shall cease and terminate as of the reasonable date contained in Landlord’s Repair Period Notice.

If one hundred percent of the Building is damaged or destroyed, as certified by an independent building inspector, this Lease shall automatically terminate after Landlord’s or Tenant’s receipt of written notice of such termination from the other, and without action beyond the giving of such notice being required by either Landlord or Tenant.

Upon any termination of this Lease pursuant to this Section 12.3, Tenant shall pay its prorata share of Fixed Monthly Rent and Additional Rent, properly apportioned up to the date of such termination, reduced by any abatement of Rent to which Tenant is entitled under Section 12.5; after which both Landlord and Tenant shall thereafter be freed and discharged of all further obligations under this Lease, except for those obligations which by their provisions specifically survive the expiration or earlier termination of the Term.

Section 12.4 Tenant’s Option to Terminate. If:

(a) the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds one hundred and eighty (180) days after the Casualty (the “Repair Period”), or

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(b) the Casualty to the Premises occurs during the last twelve (12) months of the Term;

then Tenant shall have the option, but not the obligation, to terminate this Lease by providing written notice (“Tenant’s Termination Notice”) to Landlord within thirty (30) days after receiving the Repair Period Notice in the case of 12.4 (a); or within thirty (30) days after it has notice of the Casualty, in the case of Section 12.4 (b). Furthermore, if:

(c) Landlord does not complete the repairs required hereinabove within the Repair Period, and

(d) further provided Landlord has not diligently commenced and continued to prosecute to completion repair of the damage and/or destruction caused by the Casualty, and

(e) Landlord has not completed the repairs thereafter on or before thirty (30) days after the expiration of the Repair Period,

then Tenant shall also have the option, but not the obligation, to terminate this Lease by giving Landlord written notice of its intention to so terminate, which notice shall be given not more than forty-five (45) days after expiration of the Repair Period.

Tenant’s failure to provide Landlord with Tenant’s Termination Notice within the time periods specified hereinabove shall be deemed conclusive evidence that Tenant has waived its option to terminate this Lease.

Section 12.5 Temporary Space and/or Rent Abatement During Repairs or Renovation. During the Repair Period or during any such period that Landlord completes Work (as defined hereinbelow) or Renovations (as defined in Section 12.11 hereinbelow), if available, and if requested by Tenant in writing, Landlord shall make available to Tenant other space in the Building which, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business. However, if such temporary space is smaller than the Premises, Tenant shall pay Fixed Monthly Rent and Additional Rent for the temporary space based upon the calculated rate per rentable square foot payable hereunder for the Premises, times the number of rentable square feet available for Tenant’s use in the temporary space.

If no temporary space is available that is reasonably satisfactory to Tenant, and any part of the Premises is rendered untenantable by reason of such Casualty, Work or Renovation, then to the extent that all or said portion of the usable area of the Premises is so rendered untenantable by reason of such Casualty, Work or Renovation, Tenant shall be provided with a proportionate abatement of Fixed Monthly Rent and Additional Rent. Said proportional abatement shall be based on the usable square footage of the Premises that cannot and is not actually used by Tenant, divided by the total usable square feet contained in the Premises. That proportional abatement, if any, shall be provided during the period beginning on the later of:

(a) the date of the Casualty; or

(b) the actual date on which Tenant ceases to conduct Tenant’s normal business operations in all or any portion of the Premises,

and shall end on the date Landlord achieves substantial completion of restoration of the Premises, including, without limitation, the Improvements.

Section 12.6 Tenant’s Waiver of Consequential Damages. Subject to Section 12.4, the provisions contained in this Article 12 are Tenant’s sole remedy arising out of any Casualty. In the event of a casualty contemplated hereunder, Landlord shall otherwise not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant’s business), unless

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caused by the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, licensees, officers, partners, members, managers, affiliates or shareholders, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of this Lease in connection with the Casualty).

Section 12.7 Repair Of The Premises When Casualty Not Caused By Tenant. In the event of a Casualty, then, provided such Casualty is not a result of Tenant’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, Landlord shall restore the Premises to its condition prior to the Casualty and repair and/or replace the Improvements previously installed in the Premises.

If Landlord has elected to complete repairs to the Premises, and has not elected to terminate this Lease, as specified in Section 12.3, then Landlord shall complete such repairs within the Repair Period, in a manner, and at times, which do not unreasonably interfere with Tenant’s use of that portion of the Premises remaining unaffected by the Casualty. Provided Landlord has elected to make the repairs required hereunder, subject to the terms and conditions of this Article 12, this Lease shall not be void or voidable during the Repair Period, nor shall Landlord be deemed to have constructively evicted Tenant thereby.

Section 12.8 Repair of the Premises When Casualty Caused by Tenant. If the Casualty to all or any portion of the Premises is caused by the gross negligence and/or willful misconduct of Tenant or the gross negligence and/or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, Landlord shall not be required to repair any such injury or damage. Landlord shall only repair, at its expense, damage or destruction to the Building, and Tenant shall pay the cost of repairing the Premises and any deductible payable by Landlord for repair of the Building, subject to Section 19.4 below. Furthermore, Landlord and Tenant hereby waive the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

If the Casualty to all or any portion of the Premises was caused by the gross negligence and/or willful misconduct of Tenant or the gross negligence and/or willful misconduct of Tenant’s agents, contractors, directors, employees, officers, partners, and/or shareholders, then, except in the case of Landlord’s negligence and/or willful misconduct, Landlord shall not be liable for any inconvenience or annoyance to Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, or for injury to the business of Tenant resulting in any way from such damage, or from Landlord’s undertaking of such repairs.

Section 12.9 Repair of the Building. Except as specified hereinabove, unless Landlord terminates this Lease as permitted hereinabove, Landlord shall repair the Building, parking structure or other supporting structures and facilities within one hundred and eighty (180) days after Landlord becomes aware of such damage and/or destruction.

Section 12.10 Government-Required Repairs. If, during the Term, additional inspections other than those standard annual or biannual inspections to which the Building may generally be subject; testing, repairs and/or reconstruction (collectively the “Work”) are required by any governmental authority, or if, upon the recommendation of its engineers, Landlord independently elects to undertake all or any portion of the Work prior to being required to do so by such governmental authority, Landlord shall give notice thereof to Tenant and shall not unreasonably interfere with Tenant’s use of the Premises or parking areas or Common Areas or any other rights or remedies of Tenant, while completing the Work. Tenant shall reasonably cooperate with Landlord, at Landlord’s cost, in connection with the Work. Tenant agrees that Landlord shall allocate all costs associated with completion of the Work to the Building’s Operating Expenses, when permitted to under the provisions of Section 4.1 of this Lease.

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If Landlord elects to undertake the Work during the Term, then Tenant shall be entitled to an abatement of rent if the Work causes an Abatement Event in accordance with the provisions of Section 8.9 of this Lease hereinabove, and Landlord shall be completely responsible for repair of any damage to the Premises and all costs associated with the removal, moving, damage and/or storage of Tenant’s furniture, artwork, office equipment and files. Landlord will restore any and all areas damaged by completion of the Work to their previous quality and pay all clean-up costs. Landlord further agrees that it shall use commercially reasonable efforts to see that all construction, such as coring or power nailing that could be disruptive to Tenant’s normal business operations shall, in so far as is reasonably possible, be performed between the hours of 7:00 p.m. to 7:00 a.m. Monday through Friday; after 1:00 p.m. on Saturdays and/or at any time on Sundays.

Except in the case of Landlord’s material breach of this Lease (which breach materially and adversely affects Tenant’s access to or use of the Premises or parking facilities) or Landlord’s negligence and/or willful misconduct or the negligence and/or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners, and/or shareholders, Tenant shall not have the right to terminate this Lease as a result of Landlord undertaking the Work, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant’s business or loss of profits therefrom as a result of the Work.

Section 12.11 Optional Landlord Renovation. It is specifically understood and agreed that except as expressly set forth in this Lease Landlord has no obligation to alter, remodel, improve, renovate or decorate the Premises, Building, or any part thereof and that, except as expressly set forth in this Lease, Landlord has made no representations and/or warranties to Tenant respecting the condition of the Premises or the Building, including, without limitation, any representation or warranty regarding any upgrades or other improvements to any Common Areas of the Building or Real Property.

However, at any time and from time to time during the Term, provided that Tenant’s use of and access to the Premises and parking areas is not materially and adversely affected, and Tenant’s other rights and remedies under this Lease are not adversely affected, Landlord may elect, in Landlord’s sole discretion, to otherwise renovate, improve, alter or modify elements of the Real Property and/or the Building (but not the Premises, unless Tenant shall have granted its written consent thereto) (collectively, “Renovations”) including without limitation, the parking facilities, Common Areas, systems, equipment, roof, and structural portions of the same, which Renovations may include, without limitation:

(a) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions and building safety and security, and

(b) installing new carpeting, lighting and wall covering in the Building Common Areas.

In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in or about the Building, limit or eliminate access to portions of the Building, Common Areas or parking facilities serving the Building, or perform other work in or about the Building, which work may create noise, dust or debris that remains in the Building, so long as Tenant’s use of and access to the Premises, Common Areas and parking areas is not adversely affected, and Tenant’s other rights and remedies under this Lease are not adversely affected.

So long as Tenant’s use of and access to the Premises, Common Areas and parking areas is not materially and adversely affected, and Tenant’s other rights and remedies under this Lease are not materially and adversely affected Landlord shall have the right to access through the Premises as well as the right to take into and upon and through all or any part of the Premises, or any other part of the Building, all materials that may reasonably be required to make such repairs, alterations, decorating, additions or improvements pursuant to the provisions of this Section 12.11. So long as Tenant’s use of and access to the Premises and parking areas is not adversely affected, and Tenant’s other rights and remedies under this Lease are not materially and adversely affected, Landlord shall also have the right, in the course of the Renovations, to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities.

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So long as Tenant is not required to vacate the Premises for any reason arising out of the Renovations, and maintains reasonable access to and use of the Premises, Common Areas, Tenant’s signage and the parking facilities, Tenant shall permit all of the Renovations to be done in a commercially reasonable manner, consistent with that at the Comparable Buildings, and except in the case of Landlord’s negligence or willful misconduct or the negligence or willful misconduct of Landlord’s contractors, directors, employees, officers, partners or shareholders, without claiming Landlord is guilty of the constructive eviction or disturbance of Tenant’s use and possession. If Landlord elects to undertake Renovations, and if the Renovations cause an Abatement Event, Tenant shall be entitled to an abatement of rent in accordance with Section 8.9 of this Lease, and Landlord shall be completely responsible for repair of any damage to the Premises and all costs associated with the removal, moving, damage and/or storage of Tenant’s furniture, artwork, office equipment and files. Landlord will restore any and all areas damaged by completion of the Renovations to their previous quality and pay all clean-up costs. Landlord further agrees that it shall use commercially reasonable efforts to see that all construction, such as coring or power nailing that could be disruptive to Tenant’s normal business operations shall, in so far as is reasonably possible, be performed between the hours of 7:00 p.m. to 7:00 a.m. Monday through Friday; after 1:00 p.m. on Saturdays and/or at any time on Sundays.

Except in the case of Landlord’s material breach of this Lease (which breach materially and adversely affects Tenant’s access to or use of the Premises or parking facilities) or Landlord’s negligence and/or willful misconduct or the negligence and/or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners, and/or shareholders, Tenant shall not have the right to terminate this Lease as a result of Landlord undertaking the Renovations, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant’s business or loss of profits therefrom as a result of the Renovations. However, Landlord agrees that the Renovations shall be scheduled to permit Tenant to continue its normal business operations, with advance notice thereof, and in such commercially reasonable manner so as to minimize Tenant’s inconvenience.

Section 12.12 Optional Tenant Changes During the Term. After completion of the initial Improvements contemplated hereunder, if any, Tenant shall make no alteration, change, addition, demolition or improvement in, on, upon, to or about the Premises, or at any time to any portion of the Building (collectively or individually a “Tenant Change”), without the prior written consent of Landlord, which consent shall be granted or withheld in Landlord’s reasonable discretion. Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent but upon ten (10) days prior notice to Landlord and in compliance with Exhibit B-1, to make interior, non-structural alterations (such as new paint and carpet and changes to millwork) (“Cosmetic Alterations”) to the Premises that (i) do not affect the exterior appearance of the Building; (ii) do not adversely affect the Building systems and/or the Building structure; (iii) do not interfere unreasonably with another occupant’s normal and customary business; and (iv) do not require a building permit from the City of Los Angeles. Except as otherwise specified in Article 7, any Tenant Change shall, at the termination of this Lease, become a part of the Building and belong to Landlord, pursuant to the provisions of Article 7 (it being understood that Tenant owns its trade fixtures, personal property and equipment). Any application for Landlord’s consent to a Tenant Change, and the completion thereof, shall be in conformance with the provisions of Exhibit B-1, attached hereto and made a part hereof by reference.

Except as provided herein, Tenant shall not knowingly permit Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to deface the walls, floors and/or ceilings of the Premises, nor mark, drive nails, screws or drill holes into, or in any way mar any surface in the Building. Notwithstanding the above, Tenant is hereby permitted to install such pictures, certificates, licenses, artwork, bulletin boards and similar items as are normally used in Tenant’s business, so long as such installation is carefully attached to the walls by Tenant in a manner reasonably prescribed by Landlord.

If Tenant desires, as a part of any Tenant Change, to make any revisions whatsoever to the common electrical, HVAC, mechanical, life-safety, plumbing, or structural systems of the Building, such revisions, if approved by Landlord, must be completed by subcontractors specified by Landlord and in the manner and location(s) reasonably prescribed by Landlord.

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If Landlord consents to any requested Tenant Change, Tenant shall give Landlord a minimum of fifteen (15) days written notice prior to commencement thereof. Landlord reserves the option, but not the obligation, to enter upon the Premises for the purpose of posting and maintaining such notices on the Premises as may be reasonably necessary to protect Landlord against mechanic’s liens, material man’s liens or other liens, and/or for posting any other notices that may be proper and necessary in connection with Tenant’s completion of the Tenant Change.

If any alterations, additions or improvements made by Tenant to the Premises after completion of the Improvements by Landlord result in Landlord being required to make any alterations to other portions of the Building in order to comply with any applicable statutes, ordinances or regulations (e.g., “handicap ordinances”) then Tenant shall reimburse Landlord within thirty (30) days after demand for all reasonable costs and expenses incurred by Landlord in making such alterations. In addition, Tenant shall reimburse Landlord for any and all of Landlord’s reasonable out of pocket costs incurred in reviewing Tenant’s plans for any Tenant Change or for any other “peer review” work associated with Landlord’s review of Tenant’s plans for any Tenant Change, including, without limitation, Landlord’s reasonable out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists, not to exceed an aggregate of two percent (2%) of the cost of the work in question. Tenant shall pay such costs to Landlord within thirty (30) days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

Section 12.13 Express Agreement. The provisions of this Lease, including those contained in this Article 12, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building or Real Property. Tenant and Landlord, therefore, fully waive the provisions of any statute or regulations, including California Civil Code Sections 1932(2) and 1933(4), and any other law or statute which purports to govern the rights or obligations of Landlord and Tenant concerning a Casualty in the absence of express agreement. Tenant and Landlord expressly agree and accept that any successor or other law of like import shall have no application hereunder.

ARTICLE 13

CONDEMNATION

Section 13.1 Condemnation of the Premises. If more than twenty-five percent (25%) of the Premises is lawfully condemned or taken in any manner for any public or quasi-public use, or if any portion of the Building is condemned or taken in such a manner that Tenant is reasonably prevented from obtaining access to the Building or the Premises, this Lease may, within ten (10) business days of such taking, be terminated at the option of either Landlord or Tenant by one party giving the other thirty (30) days written notice of its intent to do so. If either Landlord or Tenant provide the other party written notice of termination, the Term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority.

If less than twenty-five percent (25%) of the Premises is so condemned or taken, then the term and estate hereby granted with respect to such part shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority, and the Fixed Monthly Rent payable hereunder (and Additional Rent payable pursuant to Articles 3 or 4) shall be abated on a prorated basis, by dividing the total number of usable square feet so taken by the total number of usable square feet contained in the Premises, then multiplying said percentage on a monthly basis, continuing from the date of such vesting of title to the date specified in this Lease for the expiration of the Term hereof.

Section 13.2 Condemnation of the Building. If less than twenty-five percent (25%) of the Building is so condemned or taken, then Landlord shall, to the extent of the proceeds of the condemnation payable to Landlord and with reasonable diligence, restore the remaining portion of the Building as nearly as practicable to its condition prior to such condemnation or taking; except that, if such proceeds constitute less than ninety percent (90%) of Landlord’s estimate of the cost of rebuilding or restoration, then Landlord may terminate this Lease on thirty (30) days’ prior written notice to Tenant.

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If more than twenty-five percent (25%) of the Building is so condemned or taken, but the Premises are unaffected thereby, then Landlord shall have the option but not the obligation, which election shall be in Landlord’s sole discretion, to terminate this Lease, effective the earlier of the date of vesting of title in such condemnation or the date Landlord delivers actual possession of the Building and Premises to the condemning authority, which election by Landlord shall be provided to Tenant in writing.

Section 13.3 Award. If any condemnation or taking of all or a part of the Building takes place, Tenant shall be entitled to join in any action claiming compensation therefore, and Landlord shall be entitled to receive that portion of the award made for the value of the Building, Premises, leasehold improvements made or reimbursed by Landlord, or bonus value of this Lease, and Tenant shall only be entitled to receive any award made for the value of the estate vested by this Lease in Tenant, including Tenant’s proximate damages to Tenant’s business and reasonable relocation expenses. Nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s property or for moving to a new location.

Section 13.4 Condemnation for a Limited Period. Notwithstanding the provisions of Section 13.1, 13.2 or 13.3, except during the final twelve (12) months of the Term, if all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period (i.e., anticipated to be no longer than sixty (60) days), then this Lease shall not terminate; there shall be no abatement of Fixed Monthly Rent or Additional Rent payable hereunder; and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise).

If, during the final twelve (12) months of the Term, all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period anticipated to be in excess of sixty (60) days, or for a period extended after the expiration of the initial Term, Tenant shall have the option, but not the obligation, to terminate this Lease, in which case, Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the date of such termination.

If the termination of such governmental occupancy is prior to expiration of this Lease, and Tenant has not elected to terminate this Lease, Tenant shall, upon receipt thereof and to the extent an award has been made, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking.

ARTICLE 14

MORTGAGE SUBORDINATION; ATTORNMENT AND MODIFICATION OF LEASE

Section 14.1 Subordination. This Lease, the Term and estate hereby granted, are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect Landlord’s interest in the real property, Building, parking facilities, Common Areas or portions thereof and/or the land thereunder (an “underlying mortgage”), regardless of the interest rate, the terms of repayment, or the use of the proceeds of any such mortgage. Tenant shall from time to time execute and deliver such instruments as Landlord or the holder of any such mortgage may reasonably request to confirm the subordination provided in this Section 14.1. Landlord shall use commercially reasonable efforts deliver to Tenant for execution a commercial non-disturbance agreement from EUROHYPO AG, New York Branch, as Administrative Agent on behalf of a syndicate of lenders (collectively, the “Lender”) which is the beneficiary under a first-lien deed of trust encumbering the Building, in the form of Exhibit F attached hereto and made a part hereof (“SNDA”). Lender requires that Tenant and Landlord execute the SNDA prior to Lender’s execution thereof. Except with respect to the initial SNDA from the existing Lender as of the date hereof, Tenant shall pay the costs

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associated with Lender’s processing (and, if revisions are requested by Tenant, negotiating any modifications to such instrument) of such SNDA, including any legal fees incurred with respect thereto, not to exceed $[***]. As a condition to the subordination of this Lease to any future underlying mortgage, Landlord agrees to obtain for the benefit of Tenant a commercially reasonable form of subordination, non-disturbance and attornment agreement from the lender or lessor, as applicable, under every underlying mortgage.

Section 14.2 Attornment. Tenant confirms that if by reason of a default under an underlying mortgage the interest of Landlord in the Premises is terminated, provided Tenant is granted in writing continued quiet enjoyment of the Premises pursuant to the terms and provisions of this Lease, Tenant shall attorn to the holder of the reversionary interest in the Premises and shall recognize such holder as Tenant’s landlord under this Lease, but in no event shall such holder be bound by any payment of Rent paid more than one month in advance of the date due under this Lease. Tenant shall, within fifteen (15) business days after request therefor, execute and deliver, at any time and from time to time, upon the request of Landlord or of the holder of an underlying mortgage any reasonable instrument which may be necessary or appropriate to evidence such attornment.

Section 14.3 Notice of Default. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a reasonable short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Term, Tenant agrees to execute and deliver to Landlord such short form of Lease within fifteen (15) business days following the request therefor. Further, Tenant shall give written notice of any default by Landlord under this Lease to any mortgagee and ground lessor of the Building who have given Tenant their address information in writing and have provided written notice to Tenant that they are to be notified in the event of a default by Landlord under this Lease, and shall afford such mortgagee and ground lessor the same cure period as is provided to Landlord under this Lease to cure such default under this Lease.

ARTICLE 15

ESTOPPEL CERTIFICATES

Section 15.1 Estoppel Certificates. Tenant shall, within fifteen (15) business days after receipt of Landlord’s written request therefor, execute, acknowledge and deliver to Landlord an Estoppel Certificate, which may be conclusively relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust covering the Building or any part thereof. Said Estoppel Certificate shall certify the following, to the actual knowledge of Tenant:

(a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

(b) the date, if any, to which rental and other sums payable hereunder have been paid;

(c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

(d) that Landlord is not in default under this Lease or, if so, specifying such default; and

(e) such other factual matters as may be reasonably requested by Landlord.

Tenant’s failure to deliver the Estoppel Certificate within such 15 business day period and an additional five (5) business days following receipt of the Landlord’s second (2nd) written request therefor shall entitle Landlord to declare a default under this Lease. Once in any eighteen (18) month period, Tenant may request that Landlord execute and deliver to Tenant an Estoppel Certificate in connection with a financing or other material transaction in which Tenant is a party. The Estoppel Certificate shall state that this Lease is materially unmodified and in full force and effect (or, if there have been material modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each

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modification); (b) the date, if any, to which Fixed Monthly Rent and Additional Rent have been paid; and (c) to the actual, then-current knowledge of Landlord (which shall mean Landlord’s property manager), without the duty of inquiry and without inspection of the Premises (and such Estoppel Certificate shall reserve for Landlord any matters that would be discovered upon an inspection of the Premises) that Tenant is not in material default under this Lease or, if so, specifying such material default. Landlord shall deliver such Estoppel Certificate within fifteen (15) business days after Tenant’s request therefor. Landlord shall have no obligation to deliver an Estoppel Certificate more frequently than once in any eighteen (18) month period.

ARTICLE 16

NOTICES

Section 16.1 Notices. Any notice, consent, approval, agreement, certification, request, bill, demand, statement, acceptance or other communication hereunder (a “notice”) shall be in writing and shall be considered duly given or furnished when:

(a) delivered personally or by messenger or overnight delivery service, with signature evidencing such delivery;

(b) upon the date of delivery, after being mailed in a postpaid envelope, sent certified mail, return receipt requested, when addressed to Landlord as set forth in the Basic Lease Information and to Tenant at the Premises and any other address for Tenant specified in the Basic Lease Information; or to such other address or addressee as either party may designate by a written notice given pursuant hereto; or

(c) upon confirmation of good transmission if sent via facsimile machine to such phone number as shall have been provided in writing by Landlord or Tenant, one to the other.

For the purpose of the service of any notice by Landlord in an action to obtain legal possession of the Premises under Article 17 of this Lease, the notice will be deemed served ten (10) business days after the date of mailing, attempted personal delivery or dispatch by overnight courier by Landlord under clauses a) or b) above if such mailing or personal or overnight delivery is not accepted or signed for by Tenant notwithstanding Landlord’s good faith reasonable efforts.

ARTICLE 17

DEFAULT AND LANDLORD’S OPTION TO CURE

Section 17.1 Tenant’s Default. For the purposes of this Section 17.1, if the term “Tenant”, as used in this Lease, refers to more than one person, then, such term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease are guaranteed, the term “Tenant”, as used in Section 17.1(e) and Section 17.1(f), shall be deemed to also include the guarantor or, if there is more than one guarantor, all or any one of them; and if this Lease has been assigned, the term “Tenant”, as used in Sections 17.1 (a) through (g), inclusive, shall be deemed to include the assignee and assignor, jointly and severally, unless Landlord shall have, in connection with such assignment, previously released the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said subparagraphs, shall not include the assignor that was previously released.

Tenant’s continued occupancy and quiet enjoyment of the Premises and this Lease and the covenants and estate hereby granted are subject to the limitation that:

(a) if Tenant fails to make any payment of any Fixed Monthly Rent or Additional Rent within five (5) business days after Tenant’s receipt of a factually correct written notice from Landlord that the amount in question is overdue; or

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(b) if Tenant abandons the Premises without the payment of Rent; or

(c) if Tenant defaults in the keeping, observance or performance of any covenant or agreement set forth in Sections 6.1, 6.2, or 19.3, and if such default continues and is not cured by Tenant ten (10) business days after Tenant’s receipt of a factually correct written notice from Landlord that the default in question exists and requires cure; provided, however, if the nature of Tenant’s covenant or agreement is such that more than ten (10) days are required for its performance, then Tenant shall not be in default if it shall commence such performance within such ten (10) day period and thereafter diligently pursue the same to completion within a reasonable time period or

(d) if Tenant defaults in the keeping, observance or performance of any covenant or agreement including any provisions of the rules and regulations established by Landlord (other than a default of the character referred to in Sections 17.1 (a), (b) or (c)), and if such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, provided, however, if the nature of Tenant’s covenant or agreement is such that more than thirty (30) days are required for its performance, then Tenant shall not be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion within a reasonable time period; :

(e) intentionally omitted; or

(f) if Tenant:

(i) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

(ii) admits in writing its inability, or is generally unable, to pay its debts as such debts become due;

(iii) makes a general assignment for the benefit of its creditors;

(iv) commences a voluntary case under federal bankruptcy laws (as now or hereafter in effect);

(v) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts;

(vi) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under such bankruptcy laws;

(vii) takes any action for the purpose of effecting any of the foregoing; or

(g) if a proceeding or case is commenced against Tenant, without the application or consent of Tenant, in any court of competent jurisdiction, which is not dismissed within ninety (90) days after filing, seeking:

(i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Tenant; or

(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Tenant or of all or a substantial part of its assets; or

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(iii) similar relief with respect of Tenant under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days, or an order for relief against Tenant shall be entered in an involuntary case under such bankruptcy laws.

then, in any or each such event, Tenant shall be deemed to have committed a material default under this Lease.

Section 17.2 Landlord’s Option to Cure Tenant’s Default. If Tenant enters into a default under Section 17.1 of this Lease, beyond all applicable notice and cure periods, in lieu of Landlord’s issuance of a written notice, as specified hereinbelow, Landlord may cure the same at the sole expense of Tenant immediately and without notice in the case of emergency; or if such default unreasonably interferes with the use by any other tenant of the Building; with the efficient operation of the Building; or will result in a violation of law or in a cancellation of any insurance policy maintained by Landlord.

Within fifteen (15) business days after receiving a statement from Landlord, Tenant shall pay to Landlord the reasonable amount of the expense reasonably incurred by Landlord in performing Tenant’s obligation hereunder. If Tenant fails to pay such amount to Landlord within the specified time period, Landlord may (in addition to any other remedies of Landlord under this Lease or applicable law) deduct the amount due from the Security Deposit under Section 3.7.

Section 17.3 Landlord’s Option to Terminate this Lease. In addition to any other remedies Landlord may have at law or in equity, if Tenant enters into a default under Section 17.1 of this Lease, beyond all applicable notice and cure periods, Landlord shall be entitled to give to Tenant a written notice of intention to terminate this Lease at the expiration of three (3) days from the date of the giving of such notice, and if such notice is given by Landlord, and Tenant fails to cure the defaults specified therein, then this Lease and the Term and estate hereby granted (whether or not the Commencement Date has already occurred) shall terminate upon the expiration of such three (3) day period (a “Default Termination”), with the same effect as if the last of such three (3) days were the Termination Date, except that Tenant shall remain liable for damages as provided hereinbelow or pursuant to law.

Section 17.4 Certain Payments. Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under Section 17.2 shall be payable, as Additional Rent, pursuant to the provisions of Section 4.3.

Section 17.5 Certain Waivers. Unless Tenant has submitted documentation that it validly disputes Landlord’s billing for Fixed Monthly Rent hereunder, or is completing an audit of Landlord’s Operating Expense Statement, if Tenant is in default in payment of Fixed Monthly Rent or Additional Rent hereunder beyond all applicable notice and cure periods, Tenant waives the right to designate the items against which any payments made by Tenant are to be credited. In lieu thereof, Landlord may apply any payments received from Tenant to the then-oldest billing remaining unpaid on Tenant’s rental account or to any other payment due from Tenant, as Landlord sees fit.

Section 17.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless:

(a) in the event such default is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or

(b) in the event such default is other than the obligation to pay money, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) days period and thereafter diligently pursue the same to completion within a reasonable time period.

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Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 18

DAMAGES; REMEDIES; RE-ENTRY BY LANDLORD; ETC.

Section 18.1 Damages. If Landlord terminates this Lease, pursuant to the provisions of Section 17.3 (a “Default Termination”), then Landlord may recover from Tenant the total of:

(a) the worth at the time of award of the unpaid Fixed Monthly Rent and Additional Rent earned to the date of such Default Termination; and

(b) the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned after the date of such Default Termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(c) the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(d) any other amount reasonably necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to observe or perform any of its covenants and agreements under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation, the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers’ commission); and

(e) at Landlord’s sole election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California laws.

Section 18.2 Computations: The “worth at the time of award” is computed:

(a) in paragraphs (a) and (b) above, by allowing interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate permitted by law); and

(b) in paragraph (c) above, by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) For purposes of computing unpaid rental which would have accrued and become payable under this Lease, unpaid rental shall consist of the sum of:

(i) the total Fixed Monthly Rent for the balance of the then existing fixed Term, plus

(ii) a computation of Tenant’s Share of Additional Rent due under this Lease including, without limitation, Tenant’s Share of any increase in Operating Expenses (including real estate taxes) for the balance of the Term. For purposes of computing any increases due Landlord hereunder, Additional Rent for the calendar year of the

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default and for each future calendar year in the Term shall be assumed to be equal to the Additional Rent for the calendar year prior to the year in which default occurs, compounded at a rate equal to the mean average rate of inflation for the preceding five calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Los Angeles, California is a part. If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

Section 18.3 Re-Entry by Landlord.

(a) If a Default Termination occurs, Landlord or Landlord’s authorized representatives may re-enter the Premises and remove all persons and all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding by law, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises. No re-entry or repossession of the Premises by Landlord or its representatives under this Section 18.3 shall be construed as an election to terminate this Lease unless a notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. The words “re-enter”, “re-entry” and “re-entering” as used herein are not restricted to their technical legal meanings.

(b) If any default specified in Sections 17.1 (a) through (g) occurs and continues beyond the period of grace (if any) therefor, then if Landlord does not elect to terminate this Lease Landlord may, from time to time and without terminating this Lease, enforce all its rights and remedies under this Lease, including the right to recover the Fixed Monthly Rent and Additional Rent as the same becomes payable by Tenant hereunder.

(i) If Landlord consents thereto, Tenant may sublet the Premises or any part thereof (which consent Landlord agrees will not be unreasonably withheld), subject to Tenant’s compliance with the requirements of Article 11 of this Lease. So long as Landlord is exercising this remedy it will not terminate Tenant’s right to possession of the Premises, but it may engage in the acts permitted by Section 1951.4(c) of the California Civil Code.

(c) If Tenant abandons the Premises in breach of this Lease, Landlord shall have the right to relet the Premises or any part thereof on such terms and conditions and at such rentals as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs in and to the Premises necessary to reletting. If Landlord so elects to relet, then gross rentals received by Landlord from the reletting shall be applied:

(i) first, to the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers’ commissions);

(ii) second, to the payment of the Fixed Monthly Rent and Additional Rent payable by Tenant hereunder; and

(iii) third, the remainder, if any, to be retained by Landlord and applied to the payment of future Fixed Monthly Rent and Additional Rent as the same become due.

Should the gross rentals received by Landlord from the reletting be insufficient to pay in full the sums stated in Section 18.3 (a) and (b) hereinabove, Tenant shall, upon demand, pay the deficiency to Landlord.

Section 18.4 Certain Waivers. After Landlord has actually obtained possession of the Premises pursuant to any lawful order of possession granted in a valid court of law, Tenant thereafter waives and surrenders for Tenant, and for all claiming under Tenant, all rights and privileges now or hereafter existing to redeem the Premises (whether by order or

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judgment of any court or by any legal process or writ); to assert Tenant’s continued right to occupancy of the Premises; or to have a continuance of this Lease for the Term hereof. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossession for nonpayment of rent, and of any successor or other law of like import. Notwithstanding anything to the contrary set forth in this Lease, including, without limitation, this Article 18, Tenant shall in no event be liable for any punitive, special, incidental or consequential damages (including, without limitation, loss of income, lost profits or loss of goodwill).

Section 18.5 Cumulative Remedies. The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled. The exercise by Landlord of any remedy to which it is entitled shall not preclude or hinder the exercise of any other such remedy. Notwithstanding the foregoing, Landlord shall use all commercially reasonable efforts to mitigate any and all of its damages.

ARTICLE 19

INSURANCE

Section 19.1 Landlord Obligations:

(a) Landlord shall secure and maintain during the Term of this Lease the following insurance:

(i) Commercial General Liability and Umbrella Liability insurance relating to Landlord’s operation of the Building, for personal and bodily injury and death, and damage to other’s property.

(ii) All risk of standard fire insurance and extended coverage, for full replacement value thereof, and including vandalism and malicious mischief and sprinkler leakage endorsements, relating to the Building, the parking facilities, the Common Area improvements and any and all improvements (including, without limitation, the Improvements) installed in, on or upon the Premises and affixed thereto (but excluding Tenant’s trade fixtures, furnishings, equipment, personal property or other elements of Tenant’s Property);

(iii) Such other insurance (including, without limitation, boiler and machinery, rental loss, earthquake and/or flood insurance) as Landlord reasonably elects to obtain or any Lender requires.

(b) Insurance effected by Landlord under this Section 19.1 will be:

(i) In amounts which Landlord from time to time determines sufficient or which any Lender requires, but in any event comparable to that carried at the Comparable Buildings; and

(ii) Subject to such commercially reasonable deductibles and exclusions as Landlord deems appropriate.

(c) Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any insurance policies carried by Landlord, except as may be set forth in this Lease.

Section 19.2 Tenant Obligations.

(a) At least ten (10) days prior to the earlier of the Commencement Date or Tenant’s anticipated early access date of the Premises and thereafter during the Term of this Lease, Tenant shall secure and maintain, at its own expense throughout the Term of this Lease the following minimum types and amounts of insurance, in form and in companies acceptable to Landlord, insuring Tenant, its employees, agents and designees:

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(i) Workers’ Compensation Insurance, the amount and scope of which shall be the amount and scope required by statute or other governing law;

(ii) Employer’s Liability Insurance in amounts equal to the greater of (1) the insurance currently maintained by Tenant, or (2) the following: Bodily Injury by accident—$1,000,000 each accident; Bodily Injury by disease—$1,000,000 policy limit; and Bodily Injury by disease—$1,000,000 each employee;

(iii) Commercial General Liability and Umbrella Liability Insurance on an occurrence basis, without claims-made features, with bodily injury and property damage coverage in an amount equal to a combined single limit of not less than $2,000,000; and such insurance shall include the following coverages: (A) Premises and Operations coverage with X, C, and U exclusions for explosion, collapse, and underground property damage deleted under both premises/operations and contractual liability coverage parts, if applicable; (B) Owner and Contractor Protective coverage; (C) Products and Completed Operations coverage; (D) Blanket Contractual coverage, including both oral and written contracts; (E) Personal Injury coverage; (F) Broad Form Comprehensive General Liability coverage (or its equivalent); and (G) Broad Form Property Damage coverage, including completed operations;

(iv) All risk of standard fire insurance and extended coverage with vandalism and malicious mischief and sprinkler leakage endorsements, insuring fixtures, glass, equipment, merchandise, inventory and other elements of Tenant’s Property in and all other contents of the Premises. Such insurance shall be in an amount equal to 100% of the replacement value thereof (and Tenant shall re-determine the same as frequently as necessary in order to comply herewith, provided that Tenant may have commercially reasonable deductibles.

(b) All insurance policies maintained to provide the coverages required herein shall:

(i) Be issued by insurance companies authorized to do business in the state in which the leased premises are located, and with companies rated, at a minimum “A- VII” by A.M. Best;

(ii) Provide for a deductible only so long as Tenant shall remain liable for payment of any such deductible in the event of any loss;

(iii) Contain appropriate cross-liability endorsements denying Tenant’s insurers the right of subrogation against Landlord as to risks covered by such insurance, without prejudice to any waiver of indemnity provisions applicable to Tenant and any limitation of liability provisions applicable to Landlord hereunder, of which provisions Tenant shall notify all insurance carriers;

(iv) Contain provisions for at least ten (10) days advance written notice to Landlord of cancellation due to non-payment and thirty (30) days advance written notice to Landlord of material modification or cancellation for any reason other than nonpayment; and

(v) Stipulate that coverages afforded under such policies are primary insurance as respects Landlord and that any other insurance maintained by Landlord are excess and non-contributing with the insurance required hereunder.

(c) No endorsement limiting or excluding a required coverage is permitted.

(d) Tenant shall deliver to Landlord upon execution of this Lease, written evidence of insurance coverages required herein. Tenant shall deliver to Landlord no less than fifteen (15) days prior to the expiration of any required coverage, written evidence of the renewal or replacement of such coverage. Landlord’s failure at any time to object to Tenant’s failure to provide the specified insurance or written evidence thereof (either as to the type or amount of such insurance) shall not be deemed as a waiver of Tenant’s obligations under this Section.

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(e) Landlord shall be named as an additional insured on the Tenant’s policies of General Liability and Umbrella Liability insurance and as a loss payee on the Tenant’s policies of All Risk insurance as their interest may appear, to the extent of Landlord’s interest in the Improvements constructed by Landlord and for which Landlord is obligated to repair and restore pursuant to the terms and conditions of this Lease governing casualty damage to the Premises. Tenant shall deliver to Landlord the appropriate endorsements evidencing additional insured and loss payee status.

(f) The insurance requirements in this Section shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by Tenant to Landlord or Landlord to Tenant under this Lease.

(g) Nothing herein shall in any manner limit the liability of Tenant for non-performance of its obligations or for loss or damage for which Tenant is responsible. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder.

(h) Tenant may, at its option, satisfy its insurance obligations hereunder by policies of so-called blanket insurance carried by Tenant provided that the same shall, in all respects, comply with the provisions hereof. In such event, Tenant shall not be deemed to have complied with its obligations hereunder until Tenant shall have obtained and delivered to Landlord a copy of each such policy together with an appropriate endorsement or certificate applicable to and evidencing full compliance with the specific requirements of this Lease (irrespective of any claim which may be made with respect to any other property or liability covered under such policy).

Section 19.3 Compliance with Building Insurance Requirements. After Tenant takes occupancy of the Premises, Tenant shall not violate or permit in, on or upon the Premises the violation of any condition imposed by such standard fire insurance policies as are normally issued for office buildings in the City or County in which the Building is located. Tenant shall not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises which would increase the risk ratings or premium calculation factors on the Building or property therein (collectively an “Increased Risk”), or which would result in insurance companies of good standing refusing to insure the Building or any property appurtenant thereto in such amounts and against such risks as Landlord may reasonably determine from time to time are appropriate, provided the same is consistent with that at the Comparable Buildings.

Notwithstanding the above, if additional insurance is available to cover such Increased Risk, Tenant shall not be in default hereunder if:

(a) Tenant authorizes Landlord in writing to obtain such additional insurance; and

(b) prepays the annual cost thereof to Landlord for such additional coverage, as well as the additional costs, if any, of any increase in Landlord’s other insurance premiums resulting from the existence or continuance of such Increased Risk.

Section 19.4 Mutual Waiver of Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of actions against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises, Building or Project, or personal property within the Building, regardless of cause or origin, including the negligence of Landlord and Tenant and their respective agents, officers, employees and contractors, to the extent the same is covered by property insurance, or would have been covered by property insurance had the insurance required

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under this Lease been carried. Each party agrees to give immediately to its respective insurance company which has issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 19.4, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

Section 19.5 Failure to Secure. If at any time during the Term, and after expiration of twenty (20) business days’ prior written demand therefore from Landlord, Tenant fails to:

(a) provide Landlord with access to a licensed insurance broker that can verify Tenant’s compliance with the requirement contained in this Article 19; or

(b) provide documentation reasonably acceptable to Landlord that Tenant has secured and maintained the insurance coverage required hereunder,

then such failure shall be considered a material default under this Lease, and Landlord shall have the option, but not the obligation, without further notice or demand to obtain such insurance on behalf of or as the agent of Tenant and in Tenant’s name.

Tenant shall pay Landlord’s billing for the premiums associated with such insurance policy or policies within thirty (30) days after receipt of Landlord’s billing, as well as such other reasonable costs and fees arising out of such default, together with interest on the entire amount so advanced by Landlord, at the rate of ten percent (10%) per annum, computed from the date of such advance. Such advances, if made by Landlord, shall be construed as and considered Additional Rent under this Lease.

ARTICLE 20

MISCELLANEOUS

Section 20.1 Entire Agreement. This Lease, including the exhibits and guaranty of lease, if any, annexed hereto, contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party and no agent or representative thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease. All understandings and agreements heretofore had between Landlord and Tenant relating to the leasing of the Premises are merged in this Lease, which alone fully and completely expresses their agreement. The Riders (if any) and Exhibits annexed to this Lease and the Construction Agreement are hereby incorporated herein and made a part hereof.

Section 20.2 No Waiver or Modification. The failure of Landlord or Tenant to insist in any instance upon the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect. No waiver or modification by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless the same is in writing executed by the party whose rights are being waived or modified. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of Fixed Monthly Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant.

Section 20.3 Time of the Essence. Time is of the essence of this Lease and of all provisions hereof (including, without limitation, Exhibit B).

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Section 20.4 Force Majeure. For the purposes of this Lease, “Force Majeure” shall be defined as any or all prevention, delays or stoppages and/or the inability to obtain services, labor, materials or reasonable substitutes therefor, when such prevention, delay, stoppage or failure is due to strikes, lockouts, labor disputes, terrorist acts, acts of God, governmental actions, civil commotion, fire or other casualty, and/or other causes beyond the reasonable control of the party obligated to perform, except that Force Majeure may not be raised as a defense for Tenant’s non-performance of any obligations imposed by this Lease with regard to the payment of Fixed Monthly Rent and/or Additional Rent or any monetary obligations of Landlord or to Landlord’s obligation to timely construct the Improvements and timely deliver the Premises to Tenant, and except as may be otherwise expressly set forth in this Lease.

Notwithstanding anything to the contrary contained in this Lease, Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay, stoppage or inability. Therefore, if this Lease specifies a time period for performance of an obligation by either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

Section 20.5 Broker. Landlord and Tenant represent to one another that each has dealt with no broker or agent in connection with this Lease or its negotiations other than Douglas Emmett Management, LLC and CB Richard Ellis. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above.

Section 20.6 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

Section 20.7 Submission of Lease. Whether or not rental deposits have been received by Landlord from Tenant, and whether or not Landlord has delivered to Tenant an unexecuted draft version of this Lease for Tenant’s review and/or signature, no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Lease be valid and/or in effect until this Lease has been fully executed and a duplicate original of said fully-executed Lease has been delivered to both Landlord and Tenant.

The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered a fully-executed duplicate original of this Lease to Tenant. Landlord and Tenant agree hereby to authorize transmission of all or portions of documents, including signature lines thereon, by facsimile machines, and further authorize the other party to rely conclusively upon such facsimile transmissions as if the original had been received.

Section 20.8 Captions. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

Section 20.9 Singular and Plural, Etc. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

Section 20.10 Independent Covenants. Except where the covenants contained in one Article of this Lease are clearly affected by or contingent upon fulfillment by either party of another Article or paragraph of this Lease, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any actions hereunder at Landlord’s expense or to any set-off of the Rent or other amounts owing hereunder against Landlord, except as set forth

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in this Lease; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for the violation by Landlord of the provisions hereof so long as, pursuant to Section 14.3 above, notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

Section 20.11 Severability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 20.12 Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Lease on behalf of Landlord or Tenant hereby covenant and warrant that each is a duly authorized and existing entity, that each has and is qualified to do business in California, that the persons signing on behalf of Landlord or Tenant have full right and authority to enter into this Lease, and that each and every person signing on behalf of either Landlord or Tenant are authorized to do so.

Section 20.13 No Representations or Warranties. Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 20.14 No Joint Venture or Partnership. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder except as expressly set forth herein.

Section 20.15 Tenant’s Obligations At Its Sole Expense. Notwithstanding the fact that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant’s sole expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant’s sole expense, and all breaches or defaults by Tenant hereunder shall be deemed material.

Section 20.16 Attorneys’ Fees. If litigation or legal proceeding is instituted between Landlord and Tenant, the cause for which arises out of or in relation to this Lease, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys’ fees from the non-prevailing party as the same may be awarded by the court.

Section 20.17 Alternative Dispute Resolution.

A. MEDIATION: Except for an action for unlawful detainer or other action to obtain legal possession of the Premises (with respect to which Landlord may commence an action in any court of competent jurisdiction and prosecute such remedies as are available to Landlord under applicable law in an unlawful detainer action), and except with respect to the determination of the Option Rent under Section 23 below (which shall be governed by the terms and conditions of such Section 23), the parties hereto agree to mediate any dispute or claim between them arising out of this Lease before resorting to arbitration or court action. Mediation fees, if any, shall be divided equally among the parties involved. If, for any dispute or claim to which this paragraph applies, any party commences an arbitration or an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.

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B. ARBITRATION OF DISPUTES: The parties hereto agree that, except as provided above with respect to an unlawful detainer action (or other action to obtain legal possession of the Premises) and the determination of the Option Rent under Section 23 below, any dispute or claim in law or equity arising between them out of this Lease, which is not settled through Mediation, shall be decided by neutral, binding arbitration (“Arbitration”). The Arbitrator shall be a retired judge with JAMS/Endispute unless the parties mutually agree to a different Arbitrator, who shall render an award in accordance with substantive California law. The parties shall have the right to discovery in accordance with California Code of Civil Procedure Section 1283.05. In all other respects, the Arbitration shall be conducted in accordance with Title 9 of Part III of the California Code of Civil Procedure. Judgment upon the award of the Arbitrator(s) may be entered into any court having jurisdiction. Interpretation of this Lease to Arbitrate shall be governed by the Federal Arbitration Act. The prevailing party in such Arbitration shall be entitled to recover its reasonable attorneys fees and all costs (including arbitration fees and costs) from the losing party.

“NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL, BINDING ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.”

“WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL, BINDING ARBITRATION.”

Section 20.18 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 20.19 Prohibition Against Recording. Except as provided in Section 14.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

Section 20.20 Hazardous Waste. As used in this Lease, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California or any governmental authority having jurisdiction over the Project. Landlord represents that, as of the date of this Lease and to the best of its knowledge, there are no Hazardous Materials in violation of applicable laws, or otherwise requiring removal or encapsulation or remediation in any of the Premises, Building or Real Property. If Landlord receives a written citation or written notification from a governmental authority with jurisdiction over the Project that Hazardous Materials exist in or on the Building or elsewhere in the Project (any such notice being referred to herein as a “Hazardous Materials Notice”), and such Hazardous Materials were neither created or brought in by Tenant, and Landlord does not choose to dispute such citation or notification, or is unsuccessful in the prosecution of such dispute, then Landlord agrees that it will hire a contractor certified to handle hazardous wastes and toxic materials, and will comply with the reasonable recommendation(s) of said contractor, whether for removal or encapsulation of the Hazardous Materials, or to leave said Hazardous Materials undisturbed. Tenant specifically agrees that, except for such limited quantities of office materials and supplies as are customarily used in Tenant’s normal business operations, Tenant shall not engage or permit at any time, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials. Tenant

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shall, during the Term, remain in full compliance with all applicable laws governing its use and occupancy of the Premises, including, without limitation, the handling, manufacturing, treatment, storage, disposal, discharge, use, and transportation of Hazardous Materials. Tenant will remain in full compliance with the terms and conditions of all permits and licenses issued to it by any governmental authority on account of any or all of its activities on the Premises.

Section 20.21 Intentionally Omitted.

Section 20.22 Signage. Tenant may not install, inscribe, paint or affix any awning, shade, sign, advertisement or notice on or to any part of the outside or inside of the Building, or in any portion of the Premises visible to the outside of the Building or Common Areas without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. All signage and/or directory listings installed on behalf of Tenant, whether installed in, on or upon the public corridors, doorways, Building directory and/or parking directory (if any), or in any other location whatsoever visible outside of the Premises, shall be installed by Landlord, at Tenant’s sole expense (which may be charged against the Allowance (as defined in Exhibit B attached hereto) at a commercially reasonable cost. Tenant shall be permitted Building standard signage in a location designated by Landlord at the entrance of the Premises and Tenant’s name, logo and company colors may be displayed in the elevator lobby of the twelfth (12th) floor and any other full floor later occupied by Tenant pursuant to this Lease. The size, style, and placement of letters to be used in any of Tenant’s signage shall be determined by Landlord, in Landlord’s reasonable discretion, in full conformance with the previously established commercially reasonable signage program for the Building. Except as specified hereinbelow, Tenant shall only be entitled to one (1) listing on the Building directory for Tenant’s business name and which shall only show Tenant’s business name and suite designation. Tenant shall also be entitled to twenty (20) additional listings on said Building for each floor in the Building on which Tenant leases premises, which listings shall be limited solely to Tenant’s officers, employees, subsidiaries, affiliates and/or sublessees, if any. All of said listings shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

Section 20.22.1. Exterior Signage.

(a) Monument Signage. Subject to the terms and conditions set forth in this Section 20.22.1, Tenant shall, at Tenant’s sole expense, be entitled to affix Tenant’s name (but not Tenant’s logo to one (1) dedicated monument sign facing Victory Boulevard (“Monument Signage”) on a non-exclusive basis.

(i) The Monument Signage shall be subject to the terms of Exhibit H attached hereto and made a part hereof. The Monument Signage shall be provided by the sign contractor designated by Tenant and reasonably acceptable to Landlord. The elevations, style, color, size and format and all other plans, specifications and design elements and materials of the Monument Signage shall be acceptable to Landlord in Landlord’s sole and absolute discretion. The Monument Signage shall be consistent with Landlord’s current signage program (as may be modified from time to time in Landlord’s sole and absolute discretion). In addition, Tenant shall bear all expenses relating to the Monument Signage, including, without limitation:

(A) The cost of obtaining permits and approvals;

(B) The cost of maintaining, repairing, and replacing the Monument Signage; and

(C) If applicable, the cost of any electrical consumption illuminating the Monument Signage.

(D) Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord’s demand, any expenses incurred by Landlord with respect to the Monument Signage, except for those payable directly by Tenant to any third party.

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(ii) The Monument Signage right granted hereunder is personal to the original Tenant signing this Lease and any Affiliate and shall be suspended for such time, if any, that Tenant is in material default of its obligations under this Lease beyond all applicable notice and cure periods and Landlord has commenced an action in a court of competent jurisdiction for unlawful detainer or Default Termination. In addition, Landlord may prohibit the transfer of Tenant’s Monument Signage right and Building Top Signage right (specified below) to an assignee or sublessee that is not an Affiliate if in Landlord’s reasonable determination any signage identifying such assignee or sublessee would be inconsistent with the first class character of the Building (such as but not limited to in the event the assignee or sublessee is engaged in a business that Landlord reasonably deems identified with prurient interests) or would not be permitted by owners of Comparable Buildings in the vicinity of the Building (and it is agreed that it shall be reasonable for Landlord to exercise this right in circumstances where Landlord has consented to the subject assignment or sublease).

At the expiration, or earlier termination of this Lease, Tenant shall, at Tenant’s sole expense remove the Monument Signage from the monument pylon and replace the vacancy created thereby with unlettered material reasonably acceptable to Landlord.

Tenant acknowledges that if Tenant has not installed the Monument Signage prior to the date that is the last calendar day of the fourth (4th) month after the Rent Commencement Date, and provided that Landlord delivers written notice to Tenant during the preceding calendar month that Tenant’s right to install the Monument Signage shall expire as of such date, then Tenant’s right to install the Monument Signage shall expire as of the date that is the first calendar day of the fifth (5th) calendar month after the Rent Commencement Date and Tenant’s right to install said signage shall be null and void thereafter, provided that in the event Tenant has performed all material work to have the Monument Signage installed and is delayed only because of a delay caused by Landlord or any of the Landlord Parties, or a delay in receiving a required approval by any governmental authority having jurisdiction over the Monument Signage, then, upon notice of the same to Landlord, such deadline shall be extended day for day until such approval is granted (including any time period that the governmental authority has granted Tenant to modify its application or design) and the applicable delay ends.

(b) Right to Building Top Signage. In addition, subject to the terms and the full satisfaction of the conditions specified in this Section 20.22.1(b), Tenant shall have the right, at Tenant’s sole cost and expense, to install one (1) identifying sign (but not logo unless Tenant’s logo is substantially incorporated as part of Tenant’s name) on the top portion of the Building’s exterior in an exact location to be reasonably determined by Landlord (the “Building Top Signage”). Tenant’s right to the Building Top Signage shall be subject to the following terms and conditions:

(i) At the time the Building Top Signage is installed (if at all) and at all times thereafter Tenant shall be collectively leasing and occupying a Rentable Area in the Building not less than 44,000 rentable square feet and Tenant shall not be in material default under the Lease after the expiration of any applicable notice and cure periods.

(ii) All of the provisions specified in Section 20.22.1(a)(i) and (ii) above governing Monument Signage, and Exhibit H attached hereto, shall also apply to the Building Top Signage.

In the event Tenant elects to exercise its rights under this Section 20.22.1(b) (and if Tenant has satisfied the conditions precedent to installing the Building Top Signage), Tenant shall provide written notice to Landlord and promptly thereafter Landlord and Tenant shall meet and confer and further document the schedule and terms of the installation of the Building Top Signage (provided that Tenant’s obligations shall not be materially different from those stated hereunder). Upon such written election by Tenant, and Tenant’s installation of the Building Top Signage pursuant to the terms of this Section 20.22, Article 25 of this Lease shall be deemed void and of no further force or effect. Landlord agrees that during the Term, Landlord shall not grant a building top sign right to any other party that does not lease a minimum of 44,000 rentable square feet in the Building.

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Section 20.23 Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Lease shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, which permitted disclosure shall include, but not be limited to, the board members, legal counsel and/or accountants of either Landlord or Tenant.

Section 20.24 ADA Compliance. Landlord represents that, as of the date of this Lease, to the best of Landlord’s knowledge, the Building is in material compliance with the requirements of the Americans with Disabilities Act of 1990, as amended (“ADA”). If Landlord receives a written notice or citation from any governmental authority with jurisdiction over the Building alleging that the Building does not comply with the ADA, and Landlord does not elect to dispute said citation or notification, or is unsuccessful in the prosecution of such dispute, and said non-compliance arose out of a condition existing before the Rent Commencement Date, Landlord shall bear such costs as may be necessary to bring the structure of the Building in compliance with the ADA, at Landlord’s sole cost and expense (and which costs and expenses shall not be included as part of Operating Expenses).

ARTICLE 21

PARKING

Section 21.1 Parking. Throughout the Term, Tenant shall have the right but not the obligation to purchase up to [***] parking permits per one thousand (1,000) usable square feet in the Premises, of which up to a maximum of [***] parking permits shall be reserved spaces and the remaining shall be unreserved spaces as set forth in Section 21.1 of the Basic Lease Information (“BLI”). Landlord agrees to locate up to a maximum of seven (7) reserved parking stalls for Tenant on the “G” level, which is accessed at the Canoga Avenue entrance, or if Tenant requests on the first underground level, which is designated as “B1”. Except as otherwise permitted by Landlord’s management agent in its reasonable discretion, and based on the availability thereof, in no event shall Tenant be entitled to purchase more than the number of parking permits listed in the BLI. If additional parking permits are available on a month-to-month basis, which determination shall be in the sole discretion of Landlord’s parking agent, Tenant shall be permitted to purchase one or more of said permits on a first-come, first-served basis. Said parking permits shall allow Tenant to park in the Building parking facility at the posted monthly parking rates and charges then in effect (currently $88.00 per single unreserved permit per month and $143.00 per single reserved permit per month, including the 10% City tax), plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. Tenant shall have the right to access its parking spaces twenty-four (24) hours per day, seven (7) days per week.

Notwithstanding the foregoing, Tenant shall be granted the following concessions for parking:

(a) For the period commencing upon the mutual execution of this Lease and continuing through the date immediately preceding the Rent Commencement Date, Tenant shall be entitled to (i) thirty (30) unreserved parking permits at no charge (except for initial parking start-up costs for Building access/parking cards) and (ii) a fifty percent (50%) discount on any additional parking passes purchased by Tenant.

(b) For the period beginning on the Rent Commencement Date and continuing through the last calendar day of the thirtieth (30th) calendar month after the Rent Commencement Date, Tenant shall be granted a fifty percent (50%) discount on all parking charges for the above specified allocation of permits and any visitor validations (so long as such visitor validations are purchased by Tenant on a bulk basis in increments of $500.00).

(c) For the period beginning on the first calendar day of the thirty-first (31st) calendar month after the Rent Commencement Date and continuing through the last calendar day of the forty-eighth (48th) calendar month after the Rent Commencement Date, Tenant shall be granted a twenty-five percent (25%) discount on all parking charges for the above specified allocation of permits.

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Landlord shall retain sole discretion to designate the location of each parking space, except for the location of Tenant’s seven (7) reserved stalls as specified above, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant. Guests and invitees of Tenant shall have the right to use, in common with guests and invitees of other tenants of the Building, the transient parking facilities of the Building at the then-posted parking rates and charges, or at such other rate or rates and charges as may be agreed upon from time to time between Landlord and Tenant in writing subject to Tenant’s rights set forth in this Lease with respect to parking charges and validations. Such rate(s) or charges may be changed by Landlord from time to time in Landlord’s sole discretion, and shall include, without limitation, any and all fees or taxes relating to parking assessed to Landlord for such parking facilities.

Tenant shall comply with the reasonable and non-discriminatory rules and regulations adopted by Landlord in Exhibit C attached hereto, which rules and regulations for parking may reasonably change at any time or from time to time during the Term hereof in Landlord’s reasonable discretion, and subject to Tenant’s parking rights set forth herein.

ARTICLE 22

CONCIERGE SERVICES

Section 22.1 Provision of Services. Landlord and Tenant acknowledge and understand that Landlord, through one or more of its affiliates, may, from time to time, make it possible for Tenant to use or purchase a variety of personal services which may include, but not be limited to, personal shopping, assistance with choosing or obtaining travel reservations, accommodations and/or tickets; tickets to performances, recommendations to eating establishments; and the like, as well as construction administration services (collectively “Concierge Services”).

Tenant acknowledges that said Concierge Services are provided by Landlord’s affiliate solely as an accommodation to and for the convenience of Tenant and Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, and Landlord does not make any representation, warranty or guarantee, express or implied, as to the quality, value, accuracy, or completeness of said Concierge Services, or whether or not Tenant shall be satisfied with the services and/or goods so provided and/or recommended. Landlord hereby disclaims any control over the variety or sufficiency of such services to be provided.

Tenant acknowledges that Tenant is not required to use such Concierge Services as a condition precedent to compliance with this Lease; that Tenant’s use of such Concierge Services is strictly voluntary, and at the sole discretion and control of Tenant. Tenant shall independently make such financial arrangements for payment of the services provided as Tenant deems reasonable and of value.

ARTICLE 23

OPTION TO EXTEND TERM

Section 23.1 Option to Extend Term. Provided Tenant is not in material default under this Lease after the expiration of all applicable notice and cure periods on the date Tenant gives notice to Landlord of Tenant’s intent to exercise its rights pursuant to this Article 23, Tenant is given the option to extend the term for an additional five (5) year period (the “Extended Term”), commencing the next calendar day after the expiration of the Term (the “Option”). The Option shall apply only to the entirety of the Premises, and Tenant shall have no right to exercise the Option as to only a portion of the Premises.

Tenant’s exercise of this Option is contingent upon Tenant giving written notice to Landlord (the “Option Notice”) of Tenant’s election to exercise its rights pursuant to this Option by Certified Mail, Return Receipt Requested, overnight courier or personal delivery with a signature required upon receipt, no more than twelve (12) and no less than nine (9) months prior to the Termination Date.

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Section 23.2 Fixed Monthly Rent Payable. The Fixed Monthly Rent payable by Tenant during the Extended Term (“Option Rent”) shall be equal to the Fair Market Value of the Premises as of the commencement date of the Extended Term. The term “Fair Market Value” shall be defined as the effective fixed monthly rent reasonably achievable by Landlord from willing unaffiliated comparable tenants negotiating at arm’s length, and shall take into account all economic benefits obtainable by Landlord from any such tenants, and all concessions available to such tenants in the Comparable Building), as is chargeable for a similar use of comparable space by a comparable tenant in first-class office buildings in Woodland Hills, California. Landlord and Tenant shall have thirty (30) days (the “Negotiation Period”) after Landlord receives the Option Notice in which to agree on the Fair Market Value. If Landlord and Tenant agree on the Fair Market Value during the Negotiation Period, they shall promptly execute an amendment to the Lease extending the Term and stating the Fair Market Value.

Section 23.3 Appraisers to Set Fixed Monthly Rent. If Landlord and Tenant are unable to agree on the Fair Market Value during the Negotiation Period, then:

(a) Within five (5) days after the expiration of the Negotiation Period, Landlord and Tenant will each place in a sealed envelope their final proposal as to Fair Market Value (the “Final Proposal” or “Final Landlord Proposal” and “Final Tenant Proposal”) in the form of an initial price per rentable square foot for fixed minimum rent together with the amount and date of any escalations and any rental abatement and tenant improvement allowance. Landlord and Tenant shall deliver to each other the Final Tenant Proposal and the Final Landlord Proposal within the five (5) day period and shall each deliver their Final Proposal to the appointed brokers pursuant to Section 23.3(b) below within five (5) days of such appointment. The Final Landlord Proposal and Final Tenant Proposal may or may not be the final proposal made by Landlord and Tenant to each other during the Negotiation Period.

(b) Within seven (7) days after the expiration of the Negotiation Period, Landlord and Tenant will each appoint a real estate broker with at least seven (7) years’ full-time commercial real estate appraisal experience in the area in which the Premises are located to determine the Fair Market Value of the Premises. If either Landlord or Tenant does not appoint an broker within such seven (7) day period, the single broker appointed will be the sole broker and will determine the Fair Market Value of the Premises within thirty (30) days of appointment by determining whether the Final Landlord Proposal or Final Tenant Proposal is closer to the actual Fair Market Value as determined by the broker utilizing the guidelines and parameters set forth in this Article 23. If two (2) brokers are appointed pursuant to this paragraph, they will meet promptly and attempt a similar determination of the Fair Market Value of the Premises. In either event the broker(s) sole determination shall be determining whether the Final Landlord Proposal or Final Tenant Proposal is closer to the actual Fair Market Value of the Premises as determined by the broker(s) and neither the broker(s) nor the retired judge appointed pursuant to this Section 23.3(b) shall compromise the submissions of Fair Market Value or determine any other Fair Market Value other than the Final Landlord Proposal or the Final Tenant Proposal. If the two (2) brokers are unable to agree within thirty (30) days after the second broker has been appointed, they will attempt to select a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Value of the Premises. If they are able to agree on the third broker, then the third such broker will be the sole broker and will determine the Fair Market Value of the Premises within thirty (30) days of appointment by determining whether the Final Landlord Proposal or Final Tenant Proposal is closer to the actual Fair Market Value as determined by such broker utilizing the guidelines and parameters set forth in this Article 23. If they are unable to agree on the third broker, either Landlord or Tenant, by giving ten (10) days’ prior notice to the other, can apply to Judicial Arbitration and Mediation Services (“JAMS”) or, if JAMS is no longer in existence or cannot provide this service, to the then-presiding judge of the Los Angeles County Superior Court for the selection of a retired judge to act as the sole broker. The brokers must be people who have not previously acted in any capacity for either Landlord or Tenant.

(c) Within thirty (30) days after the selection of the retired judge, and after hearing such testimony and evidence from the two (2) brokers as may be determined necessary and appropriate by such retired judge, the retired judge will set the Fair Market Value of the Premises by determining whether the Final Landlord Proposal or Final Tenant Proposal is closer to the actual Fair Market Value of the Premises as determined by the retired judge utilizing the guidelines and parameters set forth in this Article 23.

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(d) Irrespective of whether the Fair Market Value of the Premises is determined by one or more brokers or by a retired judge, the party whose Final Proposal is determined not to be closest to the actual Fair Market Value of the Premises shall bear (i) all of the costs and expenses of the broker(s), of JAMS, and of the retired judge in connection with determining the Fair Market Value of the Premises and whether the Final Landlord Proposal or Final Tenant Proposal is closer to the actual Fair Market Value of the Premises, and (ii) all reasonable attorneys fees and costs incurred in connection with the appraisal process of the party whose Final Proposal is determined to be the closest to the actual Fair Market Value of the Premises.

(e) Landlord and Tenant shall execute an amendment to the Lease establishing the Fair Market Value promptly after the same has been determined pursuant to this Article 23.

Section 23.4 No Right of Reinstatement or Further Extension. Once Tenant has failed to exercise its rights to extend the term pursuant to this Article 23, it shall have no right of reinstatement of its Option to Extend the Term, nor shall Tenant have any right to a further or second extension of the Term beyond the period stated in Section 23.1 hereinabove.

Section 23.5 No Assignment of Option. This Option is personal to the original Tenant signing the Lease and any affiliate assignee of Tenant, and shall be null, void and of no further force or effect as of the date that Tenant assigns the Lease to an entity that is not an Affiliate pursuant to an assignment which requires Landlord’s written consent pursuant to the terms and conditions of this Lease and/or subleases more than forty-nine percent (49%) of the total Rentable Area to an entity that is not an Affiliate.

ARTICLE 24

RIGHT OF FIRST OFFER/RIGHT OF FIRST REFUSAL

Section 24.1 Right of First Offer.

(a) Subject and subordinate only to the continuing right (as it exists as of the date of this Lease) of first offer granted to [***] with respect to any available space on the tenth (10th) floor and to [***] expansion rights (as they exist as of the date of this Lease) covering Suites [***], [***] and [***] on the eleventh (11th) floor, which Suites contain an aggregate of approximately [***] rentable square feet, and are depicted on Exhibit J attached hereto and are referred to herein as the “ROFO Encumbered Premises”) (and Landlord, with the express understanding that Tenant’s expansion rights hereunder are a material inducement for Tenant to enter into this Lease, represents and warrants that neither [***] nor any other party has a right superior to Tenant, or to which Tenant’s rights are subject and subordinate, covering any other space on the 11th floor other than the [***] rights with respect to the ROFO Encumbered Premises as set forth above) with such representation and warranty surviving the expiration or termination of this Lease); and

(b) Provided Tenant is not in material uncured default after the expiration of time and the opportunity to cure as of the date or any time after Tenant tenders to Landlord Tenant’s Expansion Notice,

then Landlord grants Tenant a continuing right of first offer to lease any space on the eleventh (11th) floor(s) of the Building (the “Expansion Premises”) that is vacated and thereafter becomes available for rent (or space that Landlord has knowledge will be available for lease in the reasonably near future).

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If any space within the Expansion Premises is vacated and becomes available for lease to third parties at any time during the initial Term of this Lease, Landlord shall give written notice thereof (the “Offer Notice”) to Tenant, specifying the terms and conditions upon which Landlord is willing to lease that portion of the Expansion Premises then available.

Section 24.2 Tenant’s Acceptance. Tenant shall have five (5) business days after receipt of the Offer Notice from Landlord to advise Landlord of Tenant’s election (the “Acceptance”) to lease the Expansion Premises on the same terms and conditions as Landlord has specified in its Offer Notice. If the Acceptance is so given, then promptly thereafter, Landlord and Tenant shall sign an amendment to this Lease, adding the Expansion Premises to the Premises pursuant to the terms hereof (the “Expansion Amendment”).

Section 24.3 Failure to Accept Extinguishes Rights. If Tenant does not tender the Acceptance of Landlord’s Offer Notice, or if Tenant’s Acceptance is conditional or purports to modify any material term contained in Landlord’s Offer Notice, or if Landlord and Tenant fail to execute the amendment to Lease called for above within the time period specified, then Landlord may lease such portion of the Expansion Premises as is then available to any third party it chooses without liability to Tenant on terms and conditions reasonably similar to those specified in Landlord’s Offer Notice, and Tenant’s right of first offer shall be null and void thereafter, subject to Tenant’s right of first refusal during the time period commencing on the Commencement Date and ending twelve (12) months after the Rent Commencement Date (“Right of First Refusal Period”), provided that, in the event Landlord (a) intends to enter into a lease for the applicable Expansion Premises on terms which are materially more favorable to the prospective tenant than those terms offered to Tenant, or (b) Landlord fails to lease the previously offered Expansion Premises for a period of eight (8) months following the Tenant’s declination (or deemed declination) of the Offer Notice, then Landlord shall again offer the revised terms (under the foregoing clause (a) only) or such other terms as Landlord deems appropriate (under clause (b)) to Tenant and Tenant shall have three (3) business days to agree to such terms in writing or waive its right to lease the applicable Expansion Premises pursuant to such terms. If Tenant does not tender the Acceptance of Landlord’s revised Offer Notice, then Landlord may lease such portion of the Expansion Premises as is then available to any third party it chooses without liability to Tenant, subject to Tenant’s rights under this Section 24. For purposes of this clause (c), “materially more favorable” shall mean, at a minimum, that the new terms include a net effective rent that is at least seven and one half percent (7.5%) less than the net effective rent offered to Tenant. The foregoing obligation of Landlord and right of Tenant with respect to revised Offer Notices shall continue throughout the initial Term in accordance with this Article 24.

Section 24.4 Right of First Refusal. Subject and subordinate only to the continuing right of first offer granted to [***] Company with respect to any available space on the tenth (10th) floor (as it exists as of the date of this Lease) and to [***] expansion rights covering the ROFO Encumbered Premises (as it exists as of the date of this Lease), if at any time during the Right of First Refusal Period Landlord receives a bona fide proposal for any space comprising the Expansion Premises (whether or not such space has been the subject of an Offer Notice), Landlord shall provide Tenant written notice thereof along with the material terms of such offer (the “RFR Notice”). Landlord may keep confidential the identity of the proposed tenant and Tenant shall have no right to inquire as to such identity. Tenant shall have four (4) business days after receipt of RFR Notice from Landlord to advise Landlord of Tenant’s election (the “RFR Acceptance”) to lease the subject Expansion Premises on the same terms and conditions as Landlord has specified in its RFR Offer Notice, provided that the term of this Lease for the Expansion Premises shall be co-terminous with the term of this Lease for the original Premises. If the RFR Acceptance is so given, then within promptly thereafter, Landlord and Tenant shall sign an amendment to this Lease, adding the Expansion Premises to the Premises and incorporating all of the terms and conditions originally contained in Landlord’s Offer Notice. If Tenant does not tender the RFR Acceptance of the RFR Offer Notice, within the time periods set forth herein, then Landlord may lease such portion of the Expansion Premises as is then available to any third party it chooses without liability to Tenant on all of the same material terms and conditions as those specified in Landlord’s RFR Offer Notice, subject to Tenant’s rights under this Section 24. With the express understanding that Tenant’s expansion rights hereunder are a material inducement for Tenant to enter into this Lease, Landlord represents and warrants that, subject to [***] rights with respect to the ROFO Encumbered Premises as set forth above, neither [***] nor any other party has a right superior to Tenant, or to which Tenant’s rights are subject and subordinate, covering any other space on the 11th floor, which representation and warranty shall survive the expiration or earlier termination of this Lease.

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Section 24.5 Condition of Expansion Premises. Landlord shall, at its sole cost and expense, cause the Building’s electrical, plumbing, HVAC and elevator systems, and any other Building systems serving any portion of the Expansion Premises leased by Tenant to be in good working order and repair as of the date of delivery of the same to Tenant (or the commencement date for the applicable Expansion Premises, if later) but, in connection with the lease of the Expansion Premises by Tenant, subject to the terms of this Article 24, Landlord shall not be obligated at its cost to perform any code upgrades or other improvements within the Premises or Expansion Premises.

ARTICLE 25

OPTION TO TERMINATE LEASE EARLY

Section 25.1 Option to Terminate Lease Early. Tenant may elect to terminate the Lease as of 11:59 p.m. Pacific Time on the last calendar day of the thirty-sixth (36th) calendar month after the Rent Commencement Date (the “Early Termination Date”) by giving Landlord written notice (the “Termination Notice”) not later than nine (9) months prior to the Termination Date (the “Notice Period Expiration Date”), with said notice being sent Certified Mail, Return Receipt Requested, via overnight courier or personal delivery with a signature required upon receipt.

Section 25.2 Contingencies to Early Termination. Provided that:

(a) the Termination Notice is timely received by Landlord; and

(b) Tenant complies with all the requirements contained in Section 25.3; and

then, as of the Early Termination Date, Tenant and Landlord shall be released from liability for any of their respective obligations hereunder, except for such obligations as specifically herein continue after the expiration or earlier termination of this Lease and except for any outstanding amounts of Rent owed to Landlord for the time period on and prior to the Early Termination Date. In the event Tenant fails to vacate the Premises and surrender legal possession thereof on or before the Early Termination Date, this Article 25 shall be null and void as of the Early Termination Date and this Lease shall remain in full force and effect in accordance with its terms. If Tenant fails to comply with the requirements of this Section 25.2 or fails to pay the statement rendered to it by Landlord within the specified time period, which failure shall include but not be limited to Tenant’s check being returned by the bank for insufficient funds, such failure shall constitute a material default of this provision and shall serve to nullify the terms and conditions of this provision, in which case this Lease shall continue in full force and effect for the remainder of the initial Term.

Section 25.3 Tenant’s Compensation to Landlord for Early Termination. As soon as is reasonably possible after Landlord’s receipt of the Termination Notice, Landlord shall send to Tenant a statement for an amount equal to the sum of (a) any lease commission and tenant improvement costs incurred by Landlord which shall be amortized over the Term on a straight line basis at an interest rate of [***] ([***]) as of the Early Termination Date, and (b) a cancellation fee equal to [***] months of Fixed Monthly Rent due for the calendar month in which the Early Termination Date occurs. Tenant shall pay Landlord the total so billed within sixty (60) days after Tenant’s receipt of such statement.

Section 25.4 Expiration of Option to Terminate Early. Provided that Tenant has not already delivered the Termination Notice specified hereinabove, then, effective on the first calendar day of the twenty-eighth (28th) calendar month after the Rent Commencement Date, the provisions of this Article 25 shall be deemed null, void and of no further force or effect. If the Early Termination Option has not expired on its terms herein and Tenant exercises in writing the Right of First Offer under Article 25 of this Lease on or after the first calendar day of twenty-fifth (25th) calendar month

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after the Rent Commencement Date (and ultimately leases the Expansion Premises pursuant to such exercise by Tenant under Article 25), or its right to Building Top Signage under Section 20.22.1 of this Lease (provided Tenant has actually installed its Building Top Signage under such Section 20.22.1), Tenant acknowledges and agrees that the provisions of this Article 25 shall be deemed null, void and of no further force or effect upon the full mutual execution and delivery of the Expansion Amendment.

ARTICLE 26

SATELLITE EQUIPMENT

Section 26.1 Satellite Dish And Other Communications Equipment. Landlord hereby grants Tenant the nonexclusive right, at Tenant’s sole cost and expense, and subject to the provisions of this Article 26 and further subject to the availability of space therefor, to install, operate and maintain one (1) satellite dish no larger than 36” in diameter (“Satellite Dish”) on the roof of the Building in a location designated by Landlord in Landlord’s sole and absolute discretion. In addition, Tenant shall have the right, subject to the available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the “Connecting Equipment,” hereinafter referred to together and/or separately with the Satellite Dish as the “Transmission and/or Reception Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Satellite Dish to Tenant’s other equipment in the Premises, subject however, to the provisions of this Article 26 and subject to the availability of vertical riser and feeder excess capacity, as determined by Landlord.

Tenant shall also have the right of access to the areas where any such Transmission and/or Reception Equipment is located for the purposes of maintaining, repairing, testing and replacing the same, provided that Tenant shall not be provided access to the roof without in each instance notice to Landlord and having a representative of the Landlord accompany Tenant or any of its contractors. All plans and specifications for the Transmission and/or Reception Equipment shall be subject to Landlord’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to withhold its approval to Tenant’s plans in the event, without limitation, that the Transmission and/or Reception Equipment would interfere with the rights of any parties existing as of the date of this Lease or if applicable law does not permit installation and/or operation. As a condition to Landlord’s approval, Landlord may require Tenant to install certain improvements to the roof to protect the roof from abnormal wear and tear, all at Tenant’s sole cost and expense. Any additions, alterations, replacements, modifications to or relocation of any of the Transmission and/or Reception Equipment initially approved by Landlord shall be subject to the prior written approval of Landlord, which approval may be withheld or granted in Landlord’s reasonable discretion.

Section 26.2 Installation. The installation, repair and/or replacement of the Transmission and/or Reception Equipment shall be performed in a good and workmanlike manner at Tenant’s sole cost and expense. Tenant acknowledges that the local telephone company can extend lines but not circuits directly into the Premises and that a third party vendor may only connect telephone lines from the telephone board in the Premises through the conduit to the outside connection locations. The installation, use, repair, replacement and maintenance of the Transmission and/or Reception Equipment shall be performed in compliance with all applicable statutes, codes, rules ordinances and all other applicable laws of all governmental authorities with jurisdiction over the same. Tenant, at Tenant’s sole cost and expense, shall obtain and maintain current all permits and other approvals required by any governmental authority with jurisdiction over the Transmission and/or Reception Equipment. The Transmission and/or Reception Equipment shall be treated for all purposes of this Lease as if the same were Tenant’s property. For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided, the portion of the roof of the Building affected by the Transmission and/or Reception Equipment shall be deemed to be a portion of the Premises, as applicable, and all of the applicable provisions of this Lease with respect to the Premises shall apply to the installation, use and maintenance of the Transmission and/or Reception Equipment, including without limitation, applicable provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with laws.

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Section 26.3 Non-exclusive Right. It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the roof not utilized by Tenant and to use the portion of the roof on which the Transmission and/or Reception Equipment is located for any purpose whatsoever. In no event shall Tenant’s Transmission and/or Reception Equipment interfere with the permitted rooftop equipment of any other tenant in the Building prior to the Commencement Date.

Section 26.4 Maintenance. Tenant shall install, use, maintain and repair the Transmission and/or Reception Equipment so as not to damage the mechanical, electrical, plumbing, HVAC or communications systems of the Building (collectively the “Systems and Equipment”) or any other communications or similar equipment located on the roof of the Building; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorney’s fees) arising out of Tenant’s failure to comply with the provisions of this Section 26.4. Tenant, at Tenant’s sole cost and expense, shall maintain such equipment and install such fencing and other protective equipment on or about the Transmission and/or Reception Equipment as Landlord may reasonably determine to be necessary or appropriate.

Section 26.5 No Obligation of Landlord. Landlord shall not have any obligations with respect to the Transmission and/or Reception Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Transmission and/or Reception Equipment unless and to the extent caused by the negligence or intentional acts of Landlord, its agents, employees, or contractors. Landlord makes no representation or warranty whatsoever with respect to the Transmission and/or Reception Equipment and, in particular but not in limitation of the foregoing, Landlord no representation or warranty that the Transmission and/or Reception Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

Section 26.6 Liability of Tenant. Tenant shall (i) be solely responsible for any damage or interference caused as a result of the Transmission and/or Reception Equipment, (ii) promptly pay any and all taxes, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Transmission and/or Reception Equipment and timely and fully comply with all precautions and safeguards recommended or required by any governmental authority, (iii) make any and all necessary repairs, replacements or maintenance of the Transmission and/or Reception Equipment, and (iv) pay the cost of any abnormal wear and tear to the roof and other Building areas affected by the Transmission and/or Reception Equipment in violation of this Lease.

Section 26.7 Additional Remedies. If Tenant does not comply with each and every condition and covenant set forth in this Article 26, then, without limiting Landlord’s rights and remedies which it may otherwise have under the Lease or applicable law, Tenant shall, upon written notice from Landlord, have the obligation either to (i) reposition the Transmission and/or Reception Equipment to a location designated by Landlord in the exercise of Landlord’s reasonable discretion with regard to such location (if Landlord elects to permit such repositioning), and make the repairs and restorations required under Section 26.8 below, or (ii) otherwise correct such noncompliance within ten (10) days after receipt of notice (or such longer period as may be reasonably required as long as Tenant commences such correction within such 10-day period and diligently prosecutes same to completion). If Tenant fails to correct such noncompliance within such ten (10) day period (as may be extended as set forth above) or if it is commercially impracticable to do so, then Tenant shall immediately discontinue its use of the Transmission and/or Reception Equipment and remove the same, in all events at Tenant’s sole expense.

Section 26.8 Tenant’s Duties Upon Lease Termination. Upon the expiration or earlier termination of the Lease, or any circumstance specified herein where Tenant is obligated to remove the Transmission and/or Reception Equipment, ordinary wear and tear and casualty excepted, Tenant shall, subject to the reasonable control and direction of Landlord, remove the Transmission and/or Reception Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Transmission and/or Reception Equipment. Tenant’s obligations hereunder shall survive the expiration or early termination of the Lease Term.

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Section 26.9 Payment by Tenant. In the event Tenant exercises its rights under this Article 26, one 36-inch satellite dish may be used by Tenant during the Term without charge. For any additional dishes, if permitted by Landlord, Tenant shall pay to Landlord, on or before the first (1st) day of each calendar month during the Term in the same manner as Fixed Monthly Rent (and pro-rated for any partial month) an amount to be reasonably assessed by Landlord upon such exercise, which amount shall not be less than $[***] per month as Additional Rent, with [***] annual increases, but shall not be greater than Landlord’s prevailing rates, and shall be waived for one (1) dish device and conduit space only for the initial Term of the Lease. Tenant’s failure to pay such amounts, upon the expiration of any applicable notice and cure period set forth in this Lease with regard to the non-payment of Rent, shall entitle Landlord to exercise any and all remedies available to Landlord pursuant to this Lease. Additionally, upon the expiration of any applicable notice and cure period, but with one (1) additional business days’ notice, Landlord shall have the right to remove the Transmission and/or Reception Equipment, at Tenant’s expense, which Tenant shall pay within thirty (30) days of being invoiced by Landlord. Landlord may elect, in Landlord’s sole and absolute discretion, to charge Tenant an amount equal to Landlord’s reasonable, actual out of pocket costs incurred by Landlord, in approving any additions, alterations, replacements, modifications to or relocation of any of the Transmission and/or Reception Equipment initially approved by Landlord to the extent the same was requested by Tenant in writing.

Section 26.10 Conditional Right. Except for the equipment for which charges are waived hereunder, Tenant’s rights under this Article 26 are conditioned upon landlord’s determination that space is available for the installation and operation of any transmission and/or reception equipment.

ARTICLE 27

LETTER OF CREDIT

Within forty-five (45) days after the mutual execution and delivery of this Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease, an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”), substantially in the form attached as Exhibit G hereto and made a part hereof, and containing the terms required herein, payable in the State of California, running in favor of Landlord, issued by a solvent bank reasonably approved by Landlord under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the initial amount of $[***] (“LC Amount”). Tenant shall provide Landlord with a specimen Letter of Credit from the approved issuer prior to the execution of this Lease. The Letter of Credit shall be:

(a) at sight and irrevocable;

(b) maintained in effect for the entire period from the date of execution of this Lease through the date which is sixty (60) days following the Termination Date (“Letter of Credit Expiration Date”), subject to the last paragraph of this Article 27, provide that the expiration date of the Letter of Credit shall be no earlier than the Letter of Credit Termination Date or provide for automatic renewal thereof at least through the Letter of Credit Expiration Date, unless the issuing bank provides at least thirty (30) days prior written notice to Landlord of such non-renewal by certified mail, return receipt requested at the address set forth on the form of Letter of Credit attached as Exhibit G, or in such form as is otherwise approved by Landlord, in its reasonable discretion, and, in such event, Tenant shall deliver a new Letter of Credit to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit without any action whatsoever on the part of Landlord;

(c) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #600; and

(d) fully assignable by Landlord in connection with any number of transfers of Landlord’s interest in this Lease (with Tenant bearing any fees, costs or expenses in connection with any such transfer), and permit partial draws.

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In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord’s reasonable discretion, and shall provide, among other things, in effect that:

(i) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) written statement that Landlord is entitled to make such drawing under this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

(ii) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and

(iii) in the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord.

If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with an additional letter(s) of credit, in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the LC Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 27, and if Tenant fails to comply with the foregoing terms of this sentence, the same shall constitute an uncurable default by Tenant.

Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit, or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Lease Expiration Date, Landlord will accept a renewal letter of credit or substitute letter of credit (such renewal or substitute letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit or amendment), which shall be irrevocable and automatically renewable as above provided through the Lease Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed or a substitute or amendment to letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 27, Landlord shall have the right to present the Letter of Credit to the issuing bank in accordance with the terms of this Article 27, and the entire sum evidenced thereby shall be paid to and held by Landlord as cash (the “Cash Collateral”) to be held as collateral for performance of all of Tenant’s obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease pending Tenant’s delivery to Landlord of the required replacement letter of credit in the LC Amount and otherwise complying with all of the provisions of this Article 27. Upon delivery of such replacement letter of credit, any Cash Collateral held by Landlord shall be returned to Tenant. Landlord shall have the right to hold Cash Collateral in a deposit account in the name of Landlord and commingle the Cash Collateral with its general assets and Tenant hereby grants Landlord a security interest in the Cash Collateral. Tenant shall not be entitled to any interest earned on the Cash Collateral.

If there shall occur a default under the Lease beyond all applicable notice and cure periods, Landlord may, but without obligation to do so, draw upon the Letter of Credit and/or utilize the Cash Collateral, in part or in whole, to the extent necessary to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant’s default, as may be permitted by the express terms and conditions of this Lease. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit,

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regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or Cash Collateral be:

(e) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7;

(f) subject to the terms of such Section 1950.7; or

(g) intended to serve as a “security deposit” within the meaning of such Section 1950.7.

The parties hereto:

(i) recite that the Letter of Credit and/or Cash Collateral, as the case may be, is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto; and

(ii) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

Notwithstanding any contrary provision of this Article 27 and subject to the conditions set forth in the last sentence of this paragraph, the LC Amount shall decrease to $[***] as of the first calendar day of the thirty-seventh (37th) calendar month after the Rent Commencement Date (which may be accomplished by delivery to Landlord of an amendment to the Letter of Credit or a replacement letter of credit), to $[***] as of the first calendar day of the forty-ninth (49th ) calendar month after the Rent Commencement Date, and to $[***] as the of the first calendar day of the sixty-first (61st) calendar month after the Rent Commencement Date. There shall be no further reductions of the LC Amount thereafter. Notwithstanding the foregoing, the LC Amount shall be decreased only if (a) there does not then exist a material default by Tenant of its obligations or liabilities under this Lease beyond all applicable notice and cure periods, and (b) neither the Lease nor Tenant’s right to possession of the Premises has been terminated as a result of a material default by Tenant beyond all applicable notice and cure periods.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease, effective the later of the date(s) written below.

LANDLORD:	TENANT:

DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company	BLACKLINE SYSTEMS, INC., a California corporation

By: Douglas Emmett Management, LLC,	By:	/s/ Therese Tucker
a Delaware limited liability company, its	Name: Therese Tucker
its Agent	Title: CEO

By: Douglas Emmett Management, Inc.,	Dated: 11/23/2010
a Delaware corporation, its Manager

By:	/s/ Michael J. Means	By:	/s/ Mario Spanicciati
Michael J. Means,	Name: Mario Spanicciati
Senior Vice President	Title: EVP, Operations

Dated: 11/29/2010	Dated: 11/23/2010

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EXHIBIT A – PREMISES PLAN

Suite 1200 at 21300 Victory Boulevard, Woodland Hills, California 91367

Rentable Area: approximately 22,067 square feet

Usable Area: approximately 20,147 square feet

(Measured pursuant to the provisions of Section 1.4 of the Lease)

A-1

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EXHIBIT B

IMPROVEMENT CONSTRUCTION AGREEMENT

CONSTRUCTION TO BE PERFORMED BY LANDLORD WITH AN ALLOWANCE

Section 1. Completion of Improvements. Landlord, through its general contractor (“Contractor”), shall furnish and install within the Premises those items of general design, engineering and construction, shown on the final plans and specifications approved by Landlord and Tenant pursuant to the Schedule of Approvals below, in compliance with all applicable laws, ordinances, codes, rules and regulations and matters of record, and complete any construction required in the Common Areas of the Building when such construction is required by or arises out of completion of such work (collectively the “Improvements”). The contractor constructing the Improvements in the Premises shall be selected pursuant to a procedure whereby the final Plans and Specifications (as such term is defined in this Exhibit B) are submitted to Douglas Emmett Builders, Inc. (“DEB”) and Pinnacle Contracting Corporation (collectively, the “Approved Contractors”), who shall be requested to each submit to Landlord and to Tenant a sealed contract bid using such forms reasonably acceptable to Landlord in order to provide an “apples to apples” bidding process. The sealed bids shall be delivered to Tenant and Landlord and opened jointly by Landlord and Tenant. Tenant, in Tenant’s sole and absolute discretion, shall select the Contractor from the two Approved Contractors (regardless of which has the lower bid). Each bid from the contractors shall specify any allowances for exclusions and shall further provide that said bids are without overtime premiums or bonuses necessary to complete the Improvements in accordance with the terms hereof. The architect engaged by Tenant to prepare the Space Plan and Plans and Specifications and related design work for the Improvements shall be Wolcott (the “Architect”). Landlord shall disburse amounts of the Allowance (up to the maximum specified below) to Architect within thirty (30) days after receipt of paid invoices from Architect or Tenant for Architect’s services; provided, however, notwithstanding the foregoing, Landlord shall pay $[***] for the Architect’s preparation of the Space Plan (as evidenced by the Architect’s invoice number 68045 dated October 15, 2010), at Landlord’s sole cost and expense (and without using the Allowance or any portion thereof).

The definition of Improvements shall include all costs associated with completing the Improvements, including but not limited to, fees payable to Wolcott, space planning, design, architectural, and engineering fees, contracting, labor and material costs, municipal fees, plan check and permit costs, and document development and/or reproduction, and all costs and expenses for any construction manager(s) engaged by Tenant (provided such soft costs for architectural and engineering services charged against the Allowance shall not exceed $[***] per square feet of Usable Area in the Premises) at Tenant’s sole option. The Space Plan and the Plans and Specifications (each as defined in Section 3 of this Exhibit B) shall be subject to Landlord’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval of any iteration of a Space Plan or Plans and Specifications shall be deemed granted unless Landlord provides a reasonable disapproval or approval to Tenant prior to the sixth (6th) business day after Landlord’s receipt of the Space Plan or Plans and Specifications. Without limiting Landlord’s discretion to reasonably withhold its approval, Tenant agrees that it shall be reasonable for Landlord to withhold its approval of any aspect of Tenant’s Space Plan or Plans and Specifications (or, in either case, any proposed changes thereto) which (i) adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants, (ii) would violate any governmental laws, rules or ordinances; (iii) would require any changes that adversely impact the base, shell and core of the Building, and/or (iv) are inconsistent with the standards of first class office buildings in the vicinity of the Building, as reasonably determined by Landlord and the Contractor. Landlord shall provide a written statement of any disapproval of any Space Plan or Plans and Specifications stating the reasons for Landlord’s disapproval.

Tenant acknowledges and agrees that any change in the scope of work or details of construction after Tenant’s and Landlord’s approval of the Plans and Specifications shall constitute a “Change Order”, the costs of which may be charged against any available amounts of the Allowance under this Exhibit B. To the extent the Change Order delays construction of the Improvements, the same shall be a Tenant Delay.

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(a) Subject to the terms of this Exhibit B and the Lease, Tenant shall bear all costs of construction of the Improvements in excess of the “Allowance” (as hereinafter defined) and any architectural services fees and costs in excess of the maximum sum for architectural service fees as specified in Section 2 b) below, and shall deposit such excess costs with Landlord pursuant to the provisions of Subsection 2 (d) hereinbelow. In addition, Tenant shall reimburse Landlord for any and all of Landlord’s out of pocket costs incurred in reviewing Tenant’s Space Plan and/or Plans and Specifications or any Change Order or for any other “peer review” work associated with Landlord’s review of Tenant’s Space Plan and/or Plans and Specifications or any Change Order, including, without limitation, Landlord’s out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs to Landlord within five (5) business days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work, it being understood and agreed by Landlord and Tenant that such third party may submit its invoice to Landlord before or after the completion of the Improvements but Tenant’s obligation to pay the same shall remain in force and effect until paid. Landlord shall have no obligation whatsoever to commence construction of the Improvements until such time as Tenant has deposited the excess costs of construction, and Tenant’s failure to make such deposit timely, as required, shall be assessed against Tenant as a Tenant Delay.

(b) Landlord shall contribute a maximum sum of $[***] per square foot of Usable Area contained in the Premises (the “Allowance”) which may solely be applied towards completion of the Improvements, and which Landlord shall pay directly to Contractor or other of Tenant’s Agents for Tenant’s account (provided that the fees and costs attributable to architectural services (whether incurred by the Architect or other party providing architectural services) shall not exceed an aggregate amount equal to $[***] per square foot of Usable Area of the Premises. The Allowance shall be based on the entire Usable Area of the Premises (20,147 square feet). Tenant shall pay such excess costs to Landlord, which excess costs shall not be chargeable against the Allowance). Tenant acknowledges Landlord shall have no obligation to disburse the Allowance after the expiration of eighteen (18) months following the full execution and delivery of this Lease (which period shall be extended day-for-day for each day of extension of the Rent Commencement Date, if any, in accordance with the terms of Section 2.1 of the Lease), provided that Landlord shall have provided Tenant with thirty (30) days prior written notice of the expiration of such 18-month period, with an express reference to this sentence and the expiration of the period for Landlord to disburse the Allowance hereunder).

In addition, and not to be charged against the Allowance, Landlord shall, at Landlord’s sole cost and expense, remove all data, telecom and other cabling and wiring in the Premises plenum existing as of the date of this Lease except to the extent Tenant, in its sole and absolute discretion notifies Landlord in writing that it can utilize certain existing cabling for its information technology equipment.

Tenant shall be entitled to disbursements out of the Allowance (and not in addition to the Allowance) of an amount not to exceed $[***] per square foot of Usable Area in the Premises for the purchase and/or installation of furniture, fixtures and equipment (including data and telecom cabling) in the Premises and moving costs into the Premises. No other amounts of the Allowance shall be used for any purpose other than for the cost of the defined “Improvements”, except as set forth herein or in the Lease. Such amounts shall be disbursed to Tenant within thirty (30) days after Landlord’s receipt of paid invoices evidencing Tenant’s costs incurred.

In addition, if the cost of completing the Improvements exceeds the Allowance specified above, if requested by Tenant in writing (in Tenant’s sole and absolute discretion), Landlord agrees to advance on behalf of Tenant a maximum of $[***] per square foot of Usable Area contained in the Premises as “Excess Improvements,” which total advance, with interest thereon at [***] ([***]) per annum, shall be repaid by Tenant as Amortization Rent, pursuant to the provisions of Section 3.1 of the Lease.

(c) Prior to commencing construction of the Improvements, Landlord shall submit to Tenant a written estimate showing the total anticipated cost of the Improvements (the “Cost Estimate”), which shall include Contractor’s overhead and profit, as set forth in the bid approved by Tenant, and an estimate of all fees, and, but only if the Contractor is not DEB, Tenant shall also include an administrative fee payable to the managing agent of Landlord for supervision of completion of the construction equal to [***] ([***]) of the amount of the Improvement Allowance used to construct the Improvements.

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Tenant’s failure to give written approval of such statement within seven (7) business days after submission thereof shall be a Tenant Delay and shall be conclusively deemed a disapproval of the Cost Estimate, and Contractor shall not commence work on the Improvements until such approval is given by Tenant to Landlord. In addition, a Tenant Delay shall be deemed to have occurred commencing on the sixth (6th) business day after submission of the Cost Estimate and continuing for each day thereafter that Tenant has not approved the same.

(d) Tenant agrees to pay Landlord for the estimated cost of all the Improvements in excess of the Allowance in interim equal monthly payments not to exceed four (4) payments, with the first payment due within ten (10) business days after receipt of Landlord’s Cost Estimate.

Tenant hereby authorizes Landlord to pay Contractor interim payments from the Allowance and from the funds so deposited towards completion of the Improvements, except that Landlord shall retain the sum of ten percent (10%) of the total cost of Improvements, as revised by Change Orders, if any, until the date Contractor provides Landlord with reasonable documentation that the Improvements have been substantially completed in accordance with the Plans and Specifications. Progress payments shall be made no more frequently than once per month during construction and amounts of the Allowance shall be disbursed to the Contractor within thirty (30) days after Landlord’s receipt of (i) invoices from the Contractor for all labor rendered and materials delivered to the Premises; (ii) executed unconditional mechanic’s lien waiver and releases from all of contractors and materialmen which shall comply with California Civil Code Section 3262(d)(4); and (iii) Landlord’s receipt of all other information reasonably requested by Landlord.

In the event there is any difference between the estimated cost of the Improvements, the final cost of the Improvements; any initial or interim payments made by Tenant towards completion thereof, then after Contractor has substantially completed the Improvements, Landlord shall provide Tenant with a final statement (the “Final Statement”) showing such difference, the amount of the Allowance disbursed to pay for the Improvements and the balance therefore owing from or to Tenant. Any balance owed to Tenant shall be returned with such statement, and any shortfall due Landlord shall be paid by Tenant within thirty (30) days after Tenant’s receipt of the Final Statement.

(e) As used in this Lease, “Tenant Delay” shall mean any delay in the design or construction of the Improvements to the extent caused by any act or omission of Tenant or Architect regardless of whether such act or omission is wrongful, negligent or otherwise. A “Tenant Delay” shall include, but shall not be limited to (i) the failure of Tenant or Architect to comply with any design or construction schedule or other provision expressly set forth in this Lease (including, without limitation, this Exhibit B) requiring Tenant or Architect to respond to, review, authorize or approve any matter, or perform an obligation (including, without limitation, the obligation to pay, when due, any amounts required to be paid by Tenant or Architect pursuant to this Lease or to participate in any design or construction meetings or inspections of which Tenant or Architect had reasonable notice) within the time period specified in this Lease or in any written notice; (ii) any net (when taking into account all other Change Orders) delay attributable to any Change Order (as such term is defined in this Exhibit B) or any other changes in or additions to the Space Plan or Plans and Specifications (as such terms are defined in this Exhibit B); or (iii) delay in delivery of any materials that Tenant or Architect require as part of the Plans and Specifications beyond any commercially reasonable delivery time period or any complex engineering work not evident on the Space Plan that will require additional time for installation; (i) the failure to comply with any of the terms of this Exhibit B. No Tenant Delay shall be deemed to have occurred unless the subject delay is not cured within two (2) business days after Landlord’s delivery of a factually correct notice to Tenant’s representative set forth in Section 10 of this Exhibit B identifying the Tenant Delay; if such delay is not cured by Tenant within such two (2) business day period, then the Tenant Delay shall be deemed to have occurred as of the expiration of such two (2) business day period. In the event of any Tenant Delay the Commencement Date shall be the next day after the date the Improvements would have been substantially completed had no such Tenant Delay occurred.

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(f) As used herein, a “Landlord Delay” shall mean any actual delay in the completion of the Improvements as a result of Landlord’s breach or material default under this Exhibit B, or Section 2.1 of the Lease; any failure to respond to any items required to be furnished or approved by Landlord within a time period expressly set forth in this Lease (unless a deemed approval is specified, in which case no Landlord Delay shall be assessed); Landlord’s failure to allow contractors access to the Building or Premises as scheduled or Landlord’s request for material changes in the final Plans and Specifications after Landlord’s approval thereof (unless such request was caused by an error or omission by Tenant), provided, however, that notwithstanding the foregoing, no Landlord Delay shall be deemed to have occurred unless and until Tenant has delivered to Landlord a factually correct written notice (the “Landlord Delay Notice”), specifying the bona fide action or inaction which Tenant contends constitutes the Landlord Delay. If such action or inaction is not cured by Landlord within two (2) business days of Landlord’s receipt of such Landlord Delay Notice, then the Landlord Delay shall be deemed to have occurred as of the expiration of such two (2) business day period. A delay in construction of the Improvements due to a Tenant Delay, any Force Majeure event or a delay by any governmental authority (including but not limited to the City of Los Angeles) shall not be deemed a Landlord Delay.

Section 3. Plans and Specifications. Landlord and Tenant have approved the Tenant’s space plan prepared by Architect, with the final revision dated November 11, 2010 (disregarding the furniture layout which was not approved by Tenant), attached hereto as Schedule 1 (“Space Plan”).

The Architect shall prepare and submit to Tenant and Landlord construction drawings based on the Space Plan, which drawings shall include a description of all finishes and materials (“Plans and Specifications”). Tenant and Landlord shall approve or comment upon the Plans and Specifications within the time period shown on the Schedule of Approvals.

Any failure by the Tenant to comply with the Schedule of Approvals or to provide information to the Architect as required by Exhibit B shall be a Tenant Delay.

Section 4. Completion of Work Not included as Improvements. Except as set forth in this Lease, any work not shown in the Plans and Specifications for data and telephone cabling and equipment, furnishings, installation of Tenant’s trade fixtures or cabinetry (collectively “Tenant Work”), shall be separately contracted and paid for by Tenant, to the extent elected by Tenant, in Tenant’s discretion. Tenant shall obtain Landlord’s prior written approval of Tenant’s suppliers and contractors prior to commencement of any of Tenant’s Work, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be deemed granted if Landlord does not reasonably disapprove within five (5) business days after notice from Tenant. If Landlord’s consent is granted, then as a condition to such consent and prior to the commencement of any Tenant Work, Tenant shall submit a schedule to Landlord, for its reasonable review and approval, which schedule shall detail the timing and purpose (e.g., a description of the work proposed to be performed) of Tenant’s Work; if Landlord does not reasonably disapprove within two (2) business days after notice from Tenant, then Landlord’s approval shall be deemed granted. Tenant shall comply with any reasonable adjustments to Tenant’s proposed schedule requested by Landlord. If the performance of any Tenant Work interferes with the construction of the Improvements or otherwise delays completion of the Improvements, the same shall be deemed a Tenant Delay under this Lease. Subject to the foregoing, Landlord shall give reasonable access to Tenant’s suppliers and contractors so as to achieve timely completion of any Tenant Work, provided that such suppliers and contractors shall be under the reasonable administrative control and supervision of Landlord. During completion of any Tenant Work, neither Tenant or Tenant’s contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would unreasonably disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.

Notwithstanding anything to the contrary in this Lease, Landlord agrees to pay, at its sole cost and expense, and not from the Allowance, any increased costs in the performance of the Improvements to the extent resulting from required remediation of Hazardous Materials (such as, by way of example, asbestos or mold) that are present in the Premises as of the date of this Lease and not brought onto the Premises by Tenant or any of Tenant’s contractors.

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Section 5. Schedule of Approvals. Landlord and Tenant shall comply with the schedule (“Schedule of Approvals”) set forth below. Tenant’s failure to comply with the Schedule of Approvals shall be a Tenant Delay.

Event	Time
Deadline by which Tenant shall have met with Landlord’s space planner.	Completed
Deadline for Tenant’s approval or disapproval of Space Plan.	Completed
Design Completion and Finish selection by Tenant	Ten (10) business days after mutual execution and delivery of this Lease
Plans and Specifications delivered to Landlord for review, comment and/or approval	Ten (10) business days after Design Completion and Finish selection by Tenant
Landlord to review, comment upon or approve Plans and Specifications	Not later than five (5) business days after receipt by Landlord (but subject to deemed approval)
Plans and Specifications issued for permit and bidding	Upon completion of Landlord’s review or deemed approval
Contractor bids due	Nine (9) business days after the last to occur of all of the above Events
Qualify Bids and Award Contract	Five (5) business days after receipt of Contractor bids
Deadline for Tenant’s approval or disapproval of Landlord’s Cost Estimate	On or before five (5) business days after receipt by Tenant

Section 6. Construction Insurance Requirements. Contractor, at the its sole expense, shall obtain and maintain public liability and workmen’s compensation insurance adequate to protect Tenant and Landlord from and against any and all liability for death or injury to persons or damage to property caused in or about the Premises by reason of completion of the Improvements.

For Tenant Work, if any, Tenant shall, at Tenant’s sole expense, either obtain and maintain public liability and workmen’s compensation insurance adequate to fully protect Landlord as well as Tenant’ from and against any and all liability for death or injury to persons or damage to property caused in or about the Premises by reason completion of any Tenant Work, or shall cause Tenant’s contractors or subcontractors to provide such insurance

Section 7. Completion of Punchlist. Prior to Tenant’s taking occupancy of the Premises, the representatives of each of Landlord and Tenant as specified in Section 9, below, shall conduct a joint inspection of the Premises for the purpose of developing a written “punchlist” of Improvement items, if any, that do not conform to the Plans and Specifications and any Change Orders (the “Punchlist”). Provided that said items were included within the Plans and Specifications or Change Orders approved by the Landlord, as may be required hereunder, Landlord shall correct those items not yet completed within thirty (30) days after creation of the Punchlist. Tenant’s failure or refusal to participate in such inspection in a timely manner (provided Tenant has received reasonable written notice of the readiness of the Premises for such inspection), provided such failure continues after a five (5) business day written reminder notice from Landlord, shall constitute any associated commercially reasonable Punchlist prepared by Landlord, Architect and Contractor being deemed the approved Punchlist hereunder.

Section 8. Construction Warranties. Landlord agrees that, subject to Tenant’s performance of Tenant’s obligation under this Exhibit B and after Landlord shall complete the Improvements, Landlord shall correct any construction defects about which Tenant notifies Landlord in writing within one (1) year following the later of the completion of the Improvements or the Rent Commencement Date. Tenant’s right to repair of any defect shall be extended for such longer period as may be covered by warranties provided by Contractor or subcontractor (s), and Landlord shall use commercially reasonable efforts to obtain all available warranties and guaranties with respect to the Improvements.

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Section 9. Meetings. Upon commencement of the planning and construction process, Landlord’s representatives shall hold meetings on a regular basis (which shall be weekly if deemed reasonably necessary) at reasonable times, with representatives of Tenant, and, when the parties deem reasonably appropriate, Architect and the Contractor, regarding the progress of the construction of the Improvements, which meetings shall be held at a location reasonably agreed to by Landlord and Tenant (or to be held by conference call). Tenant and/or its agents shall receive reasonable prior notice of all such meetings.

Section 10. Landlord and Tenant Representatives. Tenant has designated Mario Spanicciati as its sole representative with respect to the matters set forth in this Exhibit B, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Exhibit B. Landlord has designated Helen Chong as its sole representatives with respect to the matters set forth in this Exhibit B, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Exhibit B.

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LANDLORD:	TENANT:

DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company	BLACKLINE SYSTEMS, INC., a California corporation

By: Douglas Emmett Management, LLC,	By:	/s/ Therese Tucker
a Delaware limited liability company, its	Name: Therese Tucker
its Agent	Title: CEO

By: Douglas Emmett Management, Inc.,	Dated: 11/23/2010
a Delaware corporation, its Manager

By:	/s/ Michael J. Means	By:	/s/ Mario Spanicciati
Michael J. Means,	Name: Mario Spanicciati
Senior Vice President	Title: EVP, Operations

Dated: 11/29/2010	Dated: 11/23/2010

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SCHEDULE 1

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EXHIBIT B-1

CONSTRUCTION BY TENANT DURING TERM

1. If Tenant wishes to make a Tenant Change, as specified in Section 12.12 of the Lease, such Tenant Change shall be completed pursuant to the provisions of Section 12.12 of the Lease and this Exhibit B- 1. Tenant shall bear all costs of said Tenant Change, including to Tenant’s general contractor (“Contractor”).

2. Contractor shall complete construction to the Premises pursuant to the final Plans and Specifications approved in writing by Landlord and Tenant, as such consent may be required under the Lease (the “Tenant Change”), in compliance with all applicable codes and regulations. Tenant’s selections of finishes and materials shall be indicated on the Plans and Specifications, and shall be equal to or better than the minimum Building standards and specifications. All work not shown on the final Plans and Specifications, but which is to be included in the Tenant Change, including but not limited to, telephone service installation, furnishings or cabinetry, shall be installed pursuant to Landlord’s reasonable directives.

3. Prior to commencing any work:

(a) Tenant’s proposed Contractor and the Contractor’s proposed subcontractors and suppliers shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, so long as the same are reasonably cost competitive, then Contractor shall use Landlord’s Heating, Venting, and Air-conditioning, plumbing, and electrical subcontractors for such work.

(b) During completion of any Tenant Change, neither Tenant or Contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would unreasonably disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of any Tenant Change, improvements, fixtures and/or equipment in, on, upon or about the Premises.

Contractor shall submit to Landlord and Tenant a written bid for completion of the Tenant Change. Said bid shall include Contractor’s overhead, profit, and fees, and, if the proposed Tenant Change is for cosmetic work in excess of $100,000 in aggregate value per occurrence or for structural work of any kind, Contractor shall:

(i)	pre-pay to Landlord’s managing agent $250.00 as partial payment of said managing agent’s construction administration fee, as specified hereinbelow, and

(ii)	upon completion of said Tenant Change, pay an administration fee for supervision of said Tenant Change equal to two percent (2%) of the total cost of the Tenant Change, to defray said agent’s costs for supervision of the construction.

4. Tenant or Contractor shall submit all Plans and Specifications to Landlord, and no work on the Premises shall be commenced before Tenant has received Landlord’s final written approval thereof, which shall not be unreasonably withheld, delayed or conditioned Landlord’s approval of any iteration of the Plans and Specifications shall be deemed granted unless Landlord provides a reasonable disapproval or approval to Tenant prior to the sixth (6th) business day after Landlord’s receipt of the Space Plan or Plans and Specifications. In addition, Tenant shall reimburse Landlord for any and all of Landlord’s reasonable out of pocket costs incurred in reviewing Tenant’s plans for any Tenant Change or

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for any other “peer review” work associated with Landlord’s review of Tenant’s plans for any Tenant Change, including, without limitation, Landlord’s reasonable out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs to Landlord within thirty (30) days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

5. Contractor shall complete all architectural and planning review and obtain all permits, including signage, required by the city, state or county in which the Premises are located.

6. Contractor shall submit to Landlord verification of public liability and worker’s compensation insurance adequate to fully protect Landlord and Tenant from and against any and all liability for death or injury to persons or damage to property caused in or about or by reason of the construction of any work done by Contractor or Contractor’s subcontractors or suppliers.

7. Intentionally Omitted.

8. Contractor and Contractor’s subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision. Landlord shall provide Contractor and Contractor’s subcontractors and suppliers with reasonable access to the Premises.

9. During construction of the Tenant Change, Contractor shall adhere to the procedures contained hereinbelow, which represent Landlord’s minimum requirements for completion of the Tenant Change.

10. Upon completion of the Tenant Change, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full, and Contractor shall provide Landlord with lien releases as reasonably requested by Landlord, confirmation that no liens have been filed against the Premises or the Building. If any liens arise against the Premises or the Building as a result of the Tenant Change, Tenant shall, within twenty (20) days after notice that the lien has been filed, at Tenant’s sole expense, remove or bond against such liens and provide Landlord evidence that the title to the Building and Premises have been cleared of such liens or that such liens have been bonded over.

11. Whether or not Tenant or Contractor timely complete the Tenant Change, unless the Lease is otherwise terminated pursuant to the provisions contained therein, Tenant acknowledges and agrees that Tenant’s obligations under the Lease to pay Fixed Monthly Rent and/or Additional Rent shall continue unabated, except as set forth in the Lease.

CONSTRUCTION POLICY

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord’s permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained hereinbelow:

1. Administration

(a) Contractors to notify the management office for the Building prior to starting any work. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

(b) The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

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(c) Contractor will make sure that at least one set of drawings will have the Building Manager’s initials approving the plans and a copy delivered to the Building Office.

(d) As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

(e) The HVAC contractor performing work for Tenant in connection with a Tenant Change (and not the Improvements) is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

(i)	A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

(ii)	An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

(f) All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

(g) The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building’s trash compactors and/or dumpsters to be used by the general contractor’s clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

(h) Contractors will include in their proposals all costs to include: parking, elevator service, additional security (if required), restoration of carpets, etc. Parking will be validated only if contractor is working directly for the Building Office.

(i) Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started.

2. Building Facilities Coordination

(a) All deliveries of material will be made through the parking lot entrance.

(b) Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

(c) Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators.

3. Housekeeping

(a) Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

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(b) All construction done on the property that requires the use of lobbies or Common Area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

(i)	Mylar: Extra heavy-duty to be taped from the freight elevator to the suite under construction.

(ii)	Masonite: 1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and “trip-free” transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

(c) Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

(d) Food and related lunch debris are not to be left in the suite under construction.

(e) All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All Common Areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

4. Construction Requirements

(a) All Life and Safety and applicable Building Codes will be strictly enforced (i.e., tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.). Prior coordination with the Building Manager is required.

(b) Electric panel schedules must be brought up to date identifying all new circuits added.

(c) All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on back side of each cover plate.

(d) All electrical and phone closets being used must have panels replaced and doors shut at the end of each day’s work. Any electrical closet that is opened with the panel exposed must have a work person present.

(e) All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

(f) Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

(g) All “anchoring” of walls or supports to the concrete are not to be done during normal working hours (7:30 AM—6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

(h) All core drilling is not to be done during normal working hours (7:30 AM—6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

(i) All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

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(i)	A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

(ii)	A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor’s Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

(iii)	The Building Engineer will inspect the construction on a periodic basis as well.

(j) All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant’s contractor during the course of construction shall be deducted Tenant’s Security Deposit as may be permitted under the express terms and conditions of Section 3.7 of the Lease.

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LANDLORD:	TENANT:

DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company	BLACKLINE SYSTEMS, INC., a California corporation

By: Douglas Emmett Management, LLC,	By:	/s/ Therese Tucker
a Delaware limited liability company, its	Name: Therese Tucker
its Agent	Title: CEO

By: Douglas Emmett Management, Inc.,	Dated: 11/23/2010
a Delaware corporation, its Manager

By:	/s/ Michael J. Means	By:	/s/ Mario Spanicciati
Michael J. Means,	Name: Mario Spanicciati
Senior Vice President	Title: EVP, Operations

Dated: 11/29/2010	Dated: 11/23/2010

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